Exhibit  2.1


                  ACQUISITION OF ADVANCED CYBER SECURITY, INC.

                                       by

                          MANAKOA SERVICES CORPORATION


                        AGREEMENT AND PLAN OF ACQUISITION




     This Agreement and Plan of Acquisition (Agreement) is entered into by and between ADVANCED CYBER SECURITY, INC., a Florida corporation, (ACSI), UTEK CORPORATION, a Delaware corporation, (UTEK), and MANAKOA SERVICES CORPORATION, a Nevada corporation, (MANAKOA)

     WHEREAS, UTEK owns 100% of the issued and outstanding shares of common stock of ACSI (ACSI Shares); and

     WHEREAS, before the Closing Date, ACSI will acquire the license for the fields of use as described in the License Agreement (the "License Agreement") and a Consulting Agreement (the "Consulting Agreement") as described and which are attached hereto as part of Exhibit A and made a part of this Agreement and the rights to develop and market a patented and proprietary technology for the fields of use specified in the License Agreement (the "Technology").

     WHEREAS, the parties desire to provide for the terms and conditions upon which ACSI will be acquired by MANAKOA in a stock-for-stock exchange
(Acquisition) in accordance with the respective corporation laws of their states, upon consummation of which all ACSI Shares will be owned by MANAKOA, and all issued and outstanding ACSI Shares will be exchanged for common stock of MANAKOA with terms and conditions as set forth more fully in this Agreement; and

     WHEREAS, for federal income tax purposes, it is intended that the Acquisition qualifies within the meaning of Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended (Code).

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are by this Agreement acknowledged, the parties agree as follows:

                                    ARTICLE 1
                         THE STOCK-FOR-STOCK ACQUISITION

     1.01 The Acquisition

     (a) Acquisition Agreement. Subject to the terms and conditions of this Agreement, at the Effective Date, as defined below, all ACSI Shares shall be acquired from UTEK by MANAKOA in accordance with the respective corporation laws of their states and the provisions of this Agreement and the separate corporate existence of ACSI, as a wholly-owned subsidiary of MANAKOA, shall continue after the closing.

     (b) Effective Date. The Acquisition shall become effective (Effective Date) upon the execution of this Agreement and closing of the transaction.

                                       1
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(b) Effective Date - continued

     1.02  Exchange  of  Stock.   At  the  Effective  Date,  by  virtue  of  the
Acquisition:

All of the ACSI Shares that are issued and outstanding at the Effective Date shall be exchanged for 2,000,000 unregistered shares of common stock of MANAKOA (MANAKOA Shares), which shall be issued as follows:


     Shareholder                                 Number of MANAKOA Shares
     -------------                               ------------------------
     UTEK Corporation                                  2,000,000



     1.03 Effect of Acquisition.

     (a) Rights in ACSI Cease. At and after the Effective Date, the holder of each certificate of common stock of ACSI shall cease to have any rights as a shareholder of ACSI.

     (b) Closure of ACSI Shares Records. From and after the Effective Date, the stock transfer books of ACSI shall be closed, and there shall be no further registration of stock transfers on the records of ACSI.

     1.04 Closing. Subject to the terms and conditions of this Agreement, the Closing of the Acquisition shall take place Aug 3rd, 2004.

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES


     2.01 Representations and Warranties of UTEK and ACSI. UTEK and ACSI jointly and severally represent and warrant to MANAKOA that the facts set forth below are true and correct:

     (a) Organization. ACSI and UTEK are corporations duly organized, validly existing and in good standing under the laws of their respective states of incorporation, and they have the requisite power and authority to conduct their business and consummate the transactions contemplated by this Agreement. True, correct and complete copies of the articles of incorporation, bylaws and all corporate minutes of ACSI have been provided to MANAKOA and such documents are presently in effect and have not been amended or modified.

     (b) Authorization. The execution of this Agreement and the consummation of the Acquisition and the other transactions contemplated by this Agreement have been duly authorized by the board of directors and shareholders of ACSI and the board of directors of UTEK; no other corporate action by the respective parties is necessary in order to execute, deliver, consummate and perform their respective obligations hereunder; and ACSI and UTEK have all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated by this Agreement.

     (c) Capitalization. The authorized capital of ACSI consists of 1,000,000 shares of common stock with a par value $1.00 per share. At the date of this Agreement, 1,000 ACSI Shares are issued and outstanding as follows:

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(c)  Capitalization - continued

     Shareholder                                 Number of ACSI Shares
     --------------                              ---------------------

     UTEK Corporation                                  1000


All issued and outstanding ACSI Shares have been duly and validly issued and are fully paid and non-assessable shares and have not been issued in violation of any preemptive or other rights of any other person or any applicable laws. ACSI is not authorized to issue any preferred stock. All dividends on ACSI Shares which have been declared prior to the date of this Agreement have been paid in full. There are no outstanding options, warrants, commitments, calls or other rights or agreements requiring ACSI to issue any ACSI Shares or securities convertible into ACSI Shares to anyone for any reason whatsoever. None of the ACSI Shares is subject to any change, claim, condition, interest, lien, pledge, option, security interest or other encumbrance or restriction, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

     (d) Binding Effect. The execution, delivery, performance and consummation of this Agreement, the Acquisition and the transactions contemplated by this Agreement will not violate any obligation to which ACSI or UTEK is a party and will not create a default under any such obligation or under any agreement to which ACSI or UTEK is a party. This Agreement constitutes a legal, valid and binding obligation of ACSI, enforceable in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditors' rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

     (e) Litigation Relating to this Agreement. There are no suits, actions or proceedings pending or, to the best of ACSI and UTEK's knowledge, information and belief, threatened, which seek to enjoin the Acquisition or the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on the business, results of operations, assets or prospects of ACSI.

     (f) No Conflicting Agreements. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance by ACSI or UTEK with the terms or provisions of this Agreement nor all other documents or agreements contemplated by this Agreement and the consummation of the transaction contemplated by this Agreement will result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, ACSI or UTEK's articles of incorporation or bylaws, the Technology, the License Agreement, or any agreement, contract, instrument, order, judgment or decree to which ACSI or UTEK is a party or by which ACSI or UTEK or any of their respective assets is bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or government entity which materially affects their respective assets or businesses.

     (g) Consents. No consent from or approval of any court, governmental entity or any other person is necessary in connection with execution and delivery of this Agreement by ACSI and UTEK or performance of the obligations of ACSI and UTEK hereunder or under any other agreement to which ACSI or UTEK is a party; and the consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of the Technology, the License Agreement, or any other material right, privilege, license or agreement relating to ACSI or its assets or business.

                                       3
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(g) Consents - continued

     (h) Title to Assets. ACSI has or has agreed to enter into the agreements as listed on Exhibit A attached hereto. These agreements and the assets shown on the balance sheet of attached Exhibit B are the sole assets of ACSI. Except as set forth on Schedule 2.01(h), ACSI has good and marketable title to its assets, free and clear of all liens, claims, charges, mortgages, options, security agreements and other encumbrances of every kind or nature whatsoever. On the Closing Date, ACSI will have good and marketable title to its assets, free and clear of all liens, claims, charges, mortgagers, options, security agreements and other encumbrances of every kind and nature whatsoever.

     (i) Intellectual Property

     (1) Pacific Northwest National Laboratory, managed by Department of Energy and operated by Battelle Memorial Institute (BATTELLE) owns the Technology and has all right, power, authority and ownership and entitlement to file, prosecute and maintain in effect the Patent application with respect to the Inventions listed in Exhibit A hereto.

     (2) The License Agreement between BATTELLE and ACSI covering the Inventions is legal, valid, binding and will be enforceable in accordance with its terms as contained in Exhibit A.

     (3) Except as otherwise set forth in this Agreement, MANAKOA acknowledges and understands that ACSI and UTEK make no representations and provide no assurances that the rights to the Technology and Intellectual Property contained in the License Agreement do not, and will not in the future, infringe or otherwise violate the rights of third parties; however, ACSI and UTEK have no knowledge of pending or threatened claims by, or any basis for any claims by, any third parties alleging such infringement or other violation, and

     (4) Except as otherwise expressly set forth in this Agreement, ACSI and UTEK make no representations and extend no warranties of any kind, either express or implied, including, but not limited to warranties of merchantability, fitness for a particular purpose, non-infringement and validity of the Intellectual Property.

     (j) Liabilities of ACSI. ACSI has no assets (except as set forth in Section 2.01(h)), no liabilities or obligations of any kind, character or description except those listed on the attached schedules and exhibits.

     (k) Financial Statements. The unaudited financial statements of ACSI, including a balance sheet, attached as Exhibit B and made a part of this Agreement, are, in all respects, complete and correct and present fairly ACSI's financial position and the results of its operations on the dates and for the periods shown in this Agreement; provided, however, that interim financial statements are subject to customary year-end adjustments and accruals that, in the aggregate, will not have a material adverse effect on the overall financial condition or results of its operations. ACSI has not engaged in any business not reflected in its financial statements. There have been no material adverse changes in the nature of its business, prospects, the value of assets or the financial condition since the date of its financial statements. There are no, and on the Closing Date there will be no, outstanding obligations or liabilities of ACSI except as specifically set forth in the financial statements and the other attached schedules and exhibits. There is no information known to ACSI or UTEK that would prevent the financial statements of ACSI from being audited in accordance with generally accepted accounting principles.

                                       4
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(k)  Financial  Statements - continued

     (l) Taxes. All returns, reports, statements and other similar filings required to be filed by ACSI with respect to any federal, state, local or foreign taxes, assessments, interests, penalties, deficiencies, fees and other governmental charges or impositions have been timely filed with the appropriate governmental agencies in all jurisdictions in which such tax returns and other related filings are required to be filed; all such tax returns properly reflect all liabilities of ACSI for taxes for the periods, property or events covered by this Agreement; and all taxes, whether or not reflected on those tax returns, and all taxes claimed to be due from ACSI by any taxing authority, have been properly paid, except to the extent reflected on ACSI's financial statements, where ACSI has contested in good faith by appropriate proceedings and reserves have been established on its financial statements to the full extent if the contest is adversely decided against it. ACSI has not received any notice of assessment or proposed assessment in connection with any tax returns, nor is ACSI a party to or to the best of its knowledge, expected to become a party to any pending or threatened action or proceeding, assessment or collection of taxes. ACSI has not extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any taxes. There are no tax liens (other than any lien which arises by operation of law for current taxes not yet due and payable) on any of its assets. There is no basis for any additional assessment of taxes, interest or penalties. ACSI has made all deposits required by law to be made with respect to employees' withholding and other employment taxes, including without limitation the portion of such deposits relating to taxes imposed upon ACSI. ACSI is not and has never been a party to any tax sharing agreements with any other person or entity.

     (m) Absence of Certain Changes or Events. From the date of the full execution of the Term Sheet until the Closing Date, ACSI has not, and without the prior written consent of MANAKOA, it will not have:

     (1) Sold, encumbered, assigned let lapse or transferred any of its material assets, including without limitation the Intellectual Property, the License Agreement or any other material asset;

     (2) Amended or terminated the License Agreement or other material agreement or done any act or omitted to do any act which would cause the breach of the License Agreement or any other material agreement;

     (3) Suffered any damage, destruction or loss whether or not in control of ACSI;

     (4) Made any commitments or agreements for capital expenditures or otherwise;

     (5) Entered into any transaction or made any commitment not disclosed to MANAKOA;

     (6) Incurred any material obligation or liability for borrowed money;

     (7) Done or omitted to do any other act, or suffered any other event of any character, which it is reasonable to expect would adversely affect the future condition (financial or otherwise) assets or liabilities or business of ACSI; or

     (8) Taken any action which could reasonably be foreseen to make any of the representations or warranties made by ACSI or UTEK untrue as of the date of this Agreement or as of the Closing Date.

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(m)  Absence  of  Certain  Changes  or  Events - continued

     (n) Material Agreements. Exhibit A attached contains a true and complete list of all contemplated and executed agreements between ACSI and a third party. Complete and accurate copies of all material agreements, contracts and commitments of the following types, whether written or oral, to which it is a party or is bound (the "Contracts"), has been provided to MANAKOA. Such executed agreements are, and such contemplated agreements will be, at the Closing Date, in full force and effect without modifications or amendment and constitute the legally valid and binding obligations of ACSI in accordance with their respective terms and will continue to be valid and enforceable following the Acquisition. ACSI is not, and will not be at the Closing Date, in default under any of the Contracts. In addition:

     (1) There are no outstanding unpaid promissory notes, mortgages, indentures, deed of trust, security agreements and other agreements and instruments relating to the borrowing of money by or any extension of credit to ACSI; and

     (2) There are no outstanding operating agreements, lease agreements or similar agreements by which ACSI is bound; and

     (3) The complete final draft of the License Agreement has been provided to MANAKOA; and (these will be completed after license agreement is signed)

     (4) Except as set forth in (3) above, there are no outstanding licenses to or from others of any intellectual property and trade names; and

     (5) There are no outstanding agreements or commitments to sell, lease or otherwise dispose of any of ACSI's property; and

     (6) There are no breaches of any agreement to which ACSI is a party.

     (o) Compliance with Laws. ACSI is in compliance with all applicable laws, rules, regulations and orders promulgated by any federal, state or local government body or agency relating to its business and operations.

     (p) Litigation. There is no suit, action or any arbitration, administrative, legal or other proceeding of any kind or character, or any governmental investigation pending or to the best knowledge of ACSI or UTEK, threatened against ACSI, the Technology, or Patent License Agreement, affecting its assets or business (financial or otherwise), and neither ACSI nor UTEK is in violation of or in default with respect to any judgment, order, decree or other finding of any court or government authority relating to the assets, business or properties of ACSI or the transactions contemplated hereby. There are no pending or, to the knowledge of ACSI or UTEK, threatened actions or proceedings before any court, arbitrator or administrative agency, which would, if adversely determined, individually or in the aggregate, materially and adversely affect the assets or business of ACSI or the transactions contemplated.

     (q) Employees. ACSI has no and never had any employees. ACSI is not a party to or bound by any employment agreement or any collective bargaining agreement with respect to any employees. ACSI is not in violation of any law, regulation relating to employment of employees.

     (r) Neither ACSI nor UTEK has any knowledge of any or threatened existing occurrence, action or development that could cause a material adverse effect on ACSI or its business, assets or condition (financial or otherwise) or prospects.

                                       6
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(r) Neither ACSI nor UTEK - continued

     (s) Employee Benefit Plans. ACSI states that there are no and have never been any employee benefit plans, and there are no commitments to create any, including without limitation as such term is defined in the Employee Retirement Income Security Act of 1974, as amended, in effect, and there are no outstanding or un-funded liabilities nor will the execution of this Agreement and the actions contemplated in this Agreement result in any obligation or liability to any present or former employee.

     (t) Books and Records. The books and records of ACSI are complete and accurate in all material respects, fairly present its business and operations, have been maintained in accordance with good business practices, and applicable legal requirements, and accurately reflect in all material respects its business, financial condition and liabilities.

     (u) No Broker's Fees. Neither UTEK nor ACSI has incurred any investment banking, advisory or other similar fees or obligations in connection with this Agreement or the transactions contemplated by this Agreement.

     (v) Full Disclosure. All representations or warranties of UTEK and ACSI are true, correct and complete in all material respects to the best of our knowledge on the date of this Agreement and shall be true, correct and complete in all material respects as of the Closing Date as if they were made on such date. No statement made by them in this Agreement or in the exhibits to this Agreement or any document delivered by them or on their behalf pursuant to this Agreement contains an untrue statement of material fact or omits to state all material facts necessary to make the statements in this Agreement not misleading in any material respect in light of the circumstances in which they were made.

     2.02 Representations and Warranties of MANAKOA. MANAKOA represents and warrants to UTEK and ACSI that the facts set forth are true and correct.

     (a) Organization. MANAKOA is a corporation duly organized, validly existing and in good standing under the laws of Nevada, is qualified to do business as a foreign corporation in other jurisdictions in which the conduct of its business or the ownership of its properties require such qualification, and have all requisite power and authority to conduct its business and operate properties.

     (b) Authorization. The execution of this Agreement and the consummation of the Acquisition and the other transactions contemplated by this Agreement have been duly authorized by the board of directors of MANAKOA; no other corporate action on MANAKOA's part is necessary in order to execute, deliver, consummate and perform its obligations hereunder; and it has all requisite corporate and other authority to execute and deliver this Agreement and consummate the transactions contemplated by this Agreement.

     (c) Capitalization. The authorized capital of MANAKOA consists of _____________ shares of common stock with a par value $0.001 per share (MANAKOA Common Shares); and on the Effective Date of the Acquisition, 30,_________ MANAKOA Shares (which will include the 2,000,000 MANAKOA Shares issued at the closing of the Acquisition) will be issued and outstanding. All issued and outstanding MANAKOA Shares have been duly and validly issued and are fully paid and non-assessable shares and have not been issued in violation of any preemptive or other rights of any other person or any applicable laws.

     (d) Binding Effect. The execution, delivery, performance and consummation of the Acquisition and the transactions contemplated by this Agreement will not violate any obligation to which MANAKOA is a party and will not create a default hereunder, and this Agreement constitutes a legal, valid and binding obligation


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(d) Binding Effect - continued

of MANAKOA, enforceable in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditors' rights generally and by the availability of injunctive relief, specific performance or other equitable remedies.

     (e) Litigation Relating to this Agreement. There are no suits, actions or proceedings pending or to its knowledge threatened which seek to enjoin the Acquisition or the transactions contemplated by this Agreement or which, if adversely decided, would have a materially adverse effect on its business, results of operations, assets, prospects or the results of its operations of MANAKOA.

     (f) No Conflicting Agreements. Neither the execution and delivery of this Agreement nor the fulfillment of or compliance by MANAKOA with the terms or provisions of this Agreement will result in a breach of the terms, conditions or provisions of, or constitute default under, or result in a violation of, their respective corporate charters or bylaws, or any agreement, contract, instrument, order, judgment or decree to which it is a party or by which it or any of its assets are bound, or violate any provision of any applicable law, rule or regulation or any order, decree, writ or injunction of any court or governmental entity which materially affects its assets or business.

     (g) Consents. Assuming the correctness of UTEK and ACSI's representations, no consent from or approval of any court, governmental entity or any other person is necessary in connection with its execution and delivery of this Agreement; and the consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the termination of any material right, privilege, license or agreement relating to MANAKOA or its assets or business.

     (h) Financial Statements. The unaudited financial statements of MANAKOA attached as Exhibit C present fairly its financial position and the results of its operations on the dates and for the periods shown in this Agreement; provided, however, that interim financial statements are subject to customary year-end adjustments and accruals that, in the aggregate, will not have a material adverse effect on the overall financial condition or results of its operations. MANAKOA has not engaged in any business not reflected in its financial statements. There have been no material adverse changes in the nature of its business, prospects, the value of assets or the financial condition since the date of its financial statements. There are no outstanding obligations or liabilities of MANAKOA except as specifically set forth in the MANAKOA financial statements.

     (i) Full Disclosure. All representations or warranties of MANAKOA are true, correct and complete in all material respects on the date of this Agreement and shall be true, correct and complete in all material respects as of the Closing Date as if they were made on such date. No statement made by it in this Agreement or in the exhibits to this Agreement or any document delivered by it or on its behalf pursuant to this Agreement contains an untrue statement of material fact or omits to state all material facts necessary to make the statements in this Agreement not misleading in any material respect in light of the circumstances in which they were made.

     (j) Compliance with Laws. MANAKOA is in compliance with all applicable laws, rules, regulations and orders promulgated by any federal, state or local government body or agency relating to its business and operations.

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(j)  Compliance  with Laws - continued

     (k) Litigation. There is no suit, action or any arbitration, administrative, legal or other proceeding of any kind or character, or any governmental investigation pending or, to the best knowledge of MANAKOA, threatened against MANAKOA materially affecting its assets or business (financial or otherwise), and MANAKOA is not in violation of or in default with respect to any judgment, order, decree or other finding of any court or government authority. There are no pending or, to the knowledge of MANAKOA, threatened actions or proceedings before any court, arbitrator or administrative agency, which would, if adversely determined, individually or in the aggregate, materially and adversely affect its assets or business.

     (l) MANAKOA has no knowledge of any existing or threatened occurrence, action or development that could cause a material adverse effect on MANAKOA or its business, assets or condition (financial or otherwise) or prospects.

     2.03 Investment Representations of UTEK. UTEK represents and warrants to MANAKOA that:

     (a) General. It has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in MANAKOA Shares pursuant to the Acquisition. It is able to bear the economic risk of the investment in MANAKOA Shares, including the risk of a total loss of the investment in MANAKOA Shares. The acquisition of MANAKOA Shares is for its own account and is for investment and not with a view to any. Except a permitted by law, it has a no present intention of selling, transferring or otherwise disposing in any way of all or any portion of the shares at the present time. All information that it has supplied to MANAKOA is true and correct. It has conducted all investigations and due diligence concerning MANAKOA to evaluate the risks inherent in accepting and holding the shares which it deems appropriate, and it has found all such information obtained fully acceptable. It has had an opportunity to ask questions of the officer and directors of MANAKOA concerning MANAKOA Shares and the business and financial condition of and prospects for MANAKOA, and the officers and directors of MANAKOA have adequately answered all questions asked and made all relevant information available to them. UTEK is an Accredited investor, as the term is defined in Regulation D, promulgated under the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     (b) Stock Transfer Restrictions.

     UTEK acknowledges that the MANAKOA Shares will not be registered and UTEK will not be permitted to sell or otherwise transfer the MANAKOA Shares in any transaction in contravention of the following legend, which will be imprinted in substantially the following form on the stock certificate representing MANAKOA
Shares:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT AND THE LAWS OF SUCH STATES UNDER WHOSE LAWS A TRANSFER OF SECURITIES WOULD BE SUBJECT TO A REGISTRATION REQUIREMENT, UNLESS UTEK CORPORATION HAS OBTAINED AN OPINION OF COUNSEL STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION. (Our SEC counsel requires the above language - as long as we meet the 144 requirements)

                                    ARTICLE 3
                          TRANSACTIONS PRIOR TO CLOSING

     3.01. Corporate Approvals. Prior to Closing Date, each of the parties shall submit this Agreement to its board of directors and, when necessary, its respective shareholders and obtain approval of this Agreement. Copies of corporate actions taken shall be provided to each party.

     3.02 Access to Information. Each party agrees to permit, upon reasonable notice, the attorneys, accountants, and other representatives of the other parties reasonable access during normal business hours to its properties and its books and records to make reasonable investigations with respect to its affairs, and to make its officers and employees available to answer questions and provide additional information as reasonably requested.

     3.03 Expenses. Each party agrees to bear its own expenses in connection with the negotiation and consummation of the Acquisition and the transactions contemplated by this Agreement.

     3.04 Covenants. Except with the prior written approval of MANAKOA or of ACSI or UTEK, as the case may be, each party agrees that it will:

     (a) Use its good faith efforts to obtain all requisite licenses, permits, consents, approvals and authorizations necessary in order to consummate the Acquisition; and

     (b) Notify the other parties upon the occurrence of any event which would have a materially adverse effect upon the Acquisition or the transactions contemplated by this Agreement or upon the business, assets or results of operations; and

     (c) Not modify its corporate structure, except, upon prior written notice to the other parties, as necessary or advisable in order to consummate the Acquisition and the transactions contemplated by this Agreement.

                                    ARTICLE 4
                              CONDITIONS PRECEDENT

     The obligation of the parties to consummate the Acquisition and the transactions contemplated by this Agreement are subject to the following conditions, which may be waived to the extent permitted by law :

     4.01. Each party must obtain the approval of its board of directors and such approval shall not have been rescinded or restricted.

     4.02. Each party shall obtain all requisite licenses, permits, consents, authorizations and approvals required to complete the Acquisition and the transactions contemplated by this Agreement.

     4.03. There shall be no claim or litigation instituted or threatened in writing by any person or government authority seeking to restrain or prohibit any of the contemplated transactions contemplated by this Agreement or challenge the right, title and interest of UTEK in the ACSI Shares or the right of ACSI or UTEK to consummate the Acquisition contemplated hereunder.

     4.04. The representations and warranties of the parties shall be true and correct in all material respects at the Effective Date.

     4.05. The Technology and Intellectual Property shall have been prosecuted in good faith with reasonable diligence.

     4.06. The License Agreement Consulting Agreement shall have been executed and delivered by all parties thereto and, to the best knowledge of UTEK and ACSI, each of such agreements shall be valid and in full force and effect without any default under such agreement.

     4.07. MANAKOA shall have received, at or within 5 days of Closing Date, each of the following:

     (a) the stock certificates representing the ACSI Shares, duly endorsed (or accompanied by duly executed stock powers) by UTEK for cancellation;

     (b) all documentation relating to ACSI's business, all in a form and substance satisfactory to MANAKOA;

     (c) such agreements, files and other data and documents pertaining to ACSI's business as MANAKOA may reasonably request;

     (d) copies of the general ledgers and books of account of ACSI, and all federal, state and local income, franchise, property and other tax returns filed by ACSI since the inception of ACSI;

     (e) certificates of (i) the Secretary of State of the State of Florida as to the legal existence and good standing, as applicable, (including tax) of ACSI in Florida;

     (f) the original corporate minute books of ACSI, including the articles of incorporation and bylaws of ACSI, and all other documents filed pursuant to this Agreement;

     (g) all consents, assignments or related documents of conveyance to give MANAKOA the benefit of the transactions contemplated hereunder;

     (h) such documents as may be needed to accomplish the Closing under the corporate laws of the states of incorporation of MANAKOA and ACSI, and

     (i) such other documents, instruments or certificates as MANAKOA, or their counsel may reasonably request.

     4.08. MANAKOA shall have completed its due diligence investigation of ACSI to MANAKOA's satisfaction in its sole discretion.

     4.09. MANAKOA shall receive the resignation effective the Closing Date of each director and officer of ACSI.

                                    ARTICLE 5
                                   LIMITATIONS

     5.01. Survival of Representations and Warranties.

     (a) The representations and warranties made by UTEK and ACSI shall survive for a period of 1 year after the Closing Date, and thereafter all such representation and warranties shall be extinguished, except with respect to claims then pending for which specific notice has been given during such 1-year period.

     (b) The representations and warranties made by MANAKOA shall survive for a period of 1 year after the Closing Date, and thereafter all such representations and warranties shall be extinguished, except with respect to claims then pending for which specific notice has been given during such 1-year period.

     5.02 Limitations on Liability. Notwithstanding any other provision to this Agreement the contrary, neither party to this Agreement shall be liable to the other party for any cost, damage, expense, liability or loss until after the sum of all amounts individually when added to all other such amounts in the aggregate exceeds $1,000.

                                    ARTICLE 6
                                    REMEDIES

     6.01 Specific Performance. Each party's obligations under this Agreement are unique. If any party should default in its obligations under this agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages. Accordingly, a non-defaulting party, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be adequate.

     6.02 Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this agreement or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

                                    ARTICLE 7
                                   ARBITRATION

     In the event a dispute arises with respect to the interpretation or effect of this Agreement or concerning the rights or obligations of the parties to this Agreement, the parties agree to negotiate in good faith with reasonable diligence in an effort to resolve the dispute in a mutually acceptable manner. Failing to reach a resolution of this Agreement, either party shall have the right to submit the dispute to be settled by arbitration under the Commercial Rules of Arbitration of the American Arbitration Association. The parties agree that, unless the parties mutually agree to the contrary such arbitration shall be conducted in Tampa, Florida. The cost of arbitration shall be borne by the party against whom the award is rendered or, if in the interest of fairness, as allocated in accordance with the judgment of the arbitrators. All awards in arbitration made in good faith and not infected with fraud or other misconduct shall be final and binding. The arbitrators shall be selected as follows: one by MANAKOA, one by UTEK and a third by the two selected arbitrators. The third arbitrator shall be the chairman of the panel.


                                    ARTICLE 8
                                  MISCELLANEOUS

     8.01. No party may assign this Agreement or any right or obligation of it hereunder without the prior written consent of the other parties to this Agreement. No permitted assignment shall relieve a party of its obligations under this Agreement without the separate written consent of the other parties.

     8.02. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

     8.03. Each party agrees that it will comply with all applicable laws, rules and regulations in the execution and performance of its obligations under this Agreement.

     8.04. This Agreement shall be governed by and construct in accordance with the laws of the State of Washington without regard to the choice of law or conflict of laws principles thereof.

     8.05. This document constitutes a complete and entire agreement among the parties with reference to the subject matters set forth in this Agreement. No statement or agreement, oral or written, made prior to or at the execution of this Agreement and no prior course of dealing or practice by either party shall vary or modify the terms set forth in this Agreement without the prior consent of the other parties to this Agreement. This Agreement may be amended only by a written document signed by the parties.

     8.06. Notices or other communications required to be made in connection with this Agreement shall be deemed given when sent by U.S. mail, certified, return receipt requested, personally delivered or sent by express delivery service and delivered to the parties at the addresses set forth below or at such other address as may be changed from time to time by giving written notice to the other parties.

     8.07. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     8.08. This Agreement may be executed in multiple counterparts, each of which shall constitute one and a single Agreement.

     8.09 Any facsimile signature of any part to this Agreement or to any other agreement or document executed in connection of this Agreement should constitute a legal, valid and binding execution by such parties.



MANAKOA SERVICES CORPORATION          ADVANCED CYBER SECURITY, INC.


By: /s/ Dr. Robert Williams           By: /s/ Joel Edelson
- -------------------------------       -----------------------------
        Dr. Robert Williams,                  Joel Edelson
        Chief Executive Officer               President


        Address:                              Address:
        7203 Deschutes Avenue                 202 South Wheeler Street
        Kennewick, Washington 99336           Plant City, Florida 33563



Date: _________________________             Date: _________________________


UTEK CORPORATION

By: /s/ Clifford M. Gross, Ph.D.
- ------------------------------------
        Clifford M. Gross, Ph.D.
        Chief Executive Officer

        Address:
        202 South Wheeler Street
        Plant City, Florida 33563

Date: _________________________

                              Plam of Acquisition


                                    EXHIBIT A

                             Outstanding Agreements

          License Agreement from Pacific Northwest National Laboratory

                                       and

         Consulting Agreement with Pacific Northwest National Laboratory

--------------------------------------------------------------------------------
                          LICENSE AGREEMENT NO. 515074
--------------------------------------------------------------------------------

                                     BETWEEN

                           BATTELLE MEMORIAL INSTITUTE

                                       AND

                          ADVANCED CYBER SECURITY, INC.

                                   August 2004

                                LICENSE AGREEMENT


THIS AGREEMENT made and entered into at Richland, Washington, by and between Advanced Cyber Security, Inc., a wholly owned subsidiary of UTEK Corporation, having a principal place of business in Plant City, Florida, herein called "LICENSEE", and Battelle Memorial Institute, having a place of business in Richland, Washington, herein called "BATTELLE". This Agreement is effective on the date affixed hereto by the party last signing this Agreement (the "Effective Date").

     WITNESSETH THAT:

WHEREAS, BATTELLE has certain rights in inventions and copyrightable software relating to training and simulation of system administrators for cyber threats and vulnerabilities;

WHEREAS, LICENSEE recognizes that BATTELLE owns inventions and intellectual property useful in the conduct of LICENSEE's business; and

WHEREAS, LICENSEE recognizes that its anticipated business activity will encompass the practice of technology that requires a license under copyrights and patents owned or controlled by BATTELLE; and

WHEREAS, LICENSEE wishes to acquire the right to practice the inventions of such copyrightable software and patents.

NOW, THEREFORE in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties agree as follows:


                                 1. DEFINITIONS
                                 --------------

As used herein, the following terms shall have the meanings set forth below:

A. AFFILIATE or AFFILIATES means any entity that controls, is controlled by, or is under common control of LICENSEE where control consists of ownership of at least twenty-five percent (25%) of the outstanding voting securities or other ownership interest of the entity.

B. DERIVATIVE WORKS shall mean a work that is based on one or more pre-existing versions of the SOFTWARE and that, if prepared without BATTELLE's permission, would constitute a copyright infringement. It is expressly understood that LICENSEE may offer the SOFTWARE in connection with other products and services and that such products and services shall not constitute DERIVATIVE WORKS by reason of being offered in connection with the SOFTWARE.

C.   INVENTION  means the following  BATTELLE  invention  report:  (i) Invention
     Report  No.  13562-E*,   "Synthetic   Computer  Network  Traffic  Generator
     (TrafficBot)" (Drop dead patent filing date February 1, 2005)

     --------------
     *This INVENTION arose under U.S. Government funding and is included herein only until such time that a patent application is filed or a PATENT is issued on such INVENTION, at which time such patent application or issued PATENT shall be included in the definition of the term "PATENT" set forth in Paragraph 1H.

D. LICENSED FIELD means, and is limited to, the use of the SOFTWARE and PATENTS to train and certify personnel to enable such personnel to perform testing and assessment of enterprise vulnerabilities.

E. (i) LICENSED PRODUCT NO. 1 means any and all products incorporating or services utilizing the SOFTWARE identified as SAST (12671-E) and DERIVATIVE WORKS based on the SOFTWARE identified as SAST, or any portion thereof.

     (ii) LICENSED PRODUCT NO. 2 means any and all products incorporating or services utilizing the PATENTS, the SOFTWARE identified as CAT (12669-E) and TrafficBot (13562-E), and DERIVATIVE WORKS based on the SOFTWARE identified as CAT and TrafficBot, or any portion thereof singly or in combination.

     (iii) LICENSED PRODUCT NO. 1 and LICENSED PRODUCT NO. 2 shall herein collectively be known as LICENSED PRODUCT(S) when no distinction is desired.

F.   LICENSED TERRITORY shall be world wide.

G. NET SALES REVENUE means all non-refundable revenues actually received by LICENSEE and AFFILIATES from the sale, rental, licensing, transfer, or other disposition of LICENSED PRODUCTS without deduction, excluding (a) any sales taxes, VAT, customs duties, excise taxes, import fees, export fees, costs of collection and related litigation expenses, (b) any documented returns, demonstration copies of LICENSED PRODUCTS used for sales purposes only, and the cost of warranty work, and (c) amounts received from SUBLICENSEES that are not AFFILIATES on which LICENSEE has made or is obligated to make a fifty percent (50%) payment to BATTELLE pursuant to Paragraph 10D.

H. PATENT or PATENTS means any patent applications and the resulting issued patents filed on the INVENTION, including all divisions, continuations, reissues, substitutes, and extensions thereof, together with all foreign counterparts. At the time of this Agreement, there are no PATENTS, but the parties anticipate there will be PATENTS in the future, at which time such PATENTS and patent applications will be listed herein.

     I. SOFTWARE means the following in object code only, including any documentation in printed or electronic form:

     (i) Coordinated Attack Tool (CAT), Version 1.0* (12669-E)
     (ii)  Systems  Administrator   Simulation  Trainer  (SAST),   Version  1.0*
     (12671-E)
     (iii) Synthetic Computer Network Traffic Generator (TrafficBot), Version 1.0* (13562-E)

      -----------
     * This SOFTWARE arose under U.S. Government funding.

J. SUBLICENSEE shall mean any third party whom LICENSEE licenses to make, have made, use and sell LICENSED PRODUCTS to END USERS under the terms and conditions set forth herein, and to END USERS under a separate END USER license agreement.

K. TOTAL ANNUAL REVENUE means the sum of all gross income of any kind and from any source derived by LICENSEE and AFFILIATES in a calendar year, minus payments made by LICENSEE to BATTELLE under the provisions of Paragraphs

     10D and 10E, and shall include income not recognized for income tax purposes.

L. END USER shall mean a party to whom LICENSEE or SUBLICENSEE(S) (as defined in 1K) provides a copy of the SOFTWARE object code under the terms of a separate END USER license agreement.

M. The word "use" means any form of utilization of SOFTWARE or any portion thereof including, but not limited to, copying the SOFTWARE from any media into equipment for processing, utilizing the SOFTWARE in printed form, or distributing and using the SOFTWARE by means of the Internet or any broadcast medium.


                               2. PATENT LICENSE
                               -----------------

A. BATTELLE hereby grants to LICENSEE, to the extent of the LICENSED FIELD and LICENSED TERRITORY, a nonexclusive license to make, have made, use and sell LICENSED PRODUCT NO. 2 falling within the claims of the PATENTS.

B. If BATTELLE does not file a patent application by the drop dead patent filing date as noted in Paragraph 1C on the INVENTION, or if a patent application is abandoned on the INVENTION, then the PATENT License of Paragraph 2A shall terminate, and any information of BATTELLE's related to the INVENTION or patent application shall become public information.

C. The license granted pursuant to Paragraph A hereof shall be subject to any rights the Government of the United States of America may presently have or may assert in the future for any reason including, but not limited to, those rights set forth in 35 USC ss.202 and ss.203 and 37 C.F.R. 401 et seq.


                              3. SOFTWARE LICENSE
                              -------------------

A. BATTELLE hereby grants to LICENSEE, in the LICENSED FIELD and LICENSED TERRITORY, an exclusive license under any BATTELLE copyrights, or any other BATTELLE intellectual property rights necessary to prepare DERIVATIVE WORKS based on the SOFTWARE identified as SAST (12671-E), and to reproduce, use, modify, perform publicly, display publicly, license and distribute LICENSED PRODUCT NO. 1.

B. BATTELLE hereby grants to LICENSEE, in the LICENSED FIELD and LICENSED TERRITORY, a nonexclusive license under any BATTELLE copyrights, or any other BATTELLE intellectual property rights necessary to prepare DERIVATIVE WORKS based on the SOFTWARE identified as CAT (12669-E) and TrafficBot (13562-E), and to reproduce, use, modify, perform publicly, display publicly, license and distribute LICENSED PRODUCT NO. 2.

C. BATTELLE acknowledges and agrees that the ability and right of a purchaser of a LICENSED PRODUCT to use the SOFTWARE and/or DERIVATIVE WORKS that is incorporated in such LICENSED PRODUCT shall survive termination of the licenses granted pursuant to Paragraphs 3A and 3B or termination of this Agreement.

D. The licenses granted pursuant to Paragraphs 3A and 3B hereof are subject to any rights the Government of The United States of America may presently have or may assert in the future for any reason. As to data produced with U.S. Government funding, the U.S. Government is granted for itself and others acting on its behalf a nonexclusive, paid-up, irrevocable worldwide license in this data to reproduce, prepare derivative works, and perform publicly and display publicly, by or on behalf of the U.S. Government. At the conclusion of a five (5) year period from which BATTELLE was granted permission to assert statutory copyright in the SOFTWARE known as SAST (July 20, 2009), CAT (July 20, 2009), and TrafficBot (July 20, 2009), the U.S. Government may be granted for itself and others acting on its behalf a nonexclusive, paid-up, irrevocable, worldwide license in this data to reproduce, prepare derivative works, distribute copies to the public, perform publicly and display publicly, and to permit others to do so. The specific term of the license can be identified by inquiry made to BATTELLE or U.S. Department of Energy (DOE). NEITHER THE UNITED STATES NOR THE UNITED STATES DEPARTMENT OF ENERGY, NOR ANY OF THEIR EMPLOYEES, MAKES ANY WARRANTY, EXPRESS OR IMPLIED OR ASSUMES ANY LEGAL LIABILITY OR RESPONSIBILITY FOR THE ACCURACY, COMPLETENESS OR USEFULNESS OF ANY DATA, APPARATUS, PRODUCT, OR PROCESS DISCLOSED, OR REPRESENTS THAT ITS USE WOULD NOT INFRINGE PRIVATELY OWNED RIGHTS.

E. The license granted to the U.S. Government in Paragraph D above shall extend to subsequent integer versions of the SOFTWARE funded by the U.S. Government licensed hereunder, and the five (5) year period set forth above shall begin anew for each such subsequent version of the SOFTWARE licensed hereunder.

F. So long as this Agreement is still in effective, prior to the conclusion of each five (5) year period during which BATTELLE was granted permission by DOE to assert statutory copyright in the SOFTWARE, BATTELLE shall request permission from DOE to assert statutory copyright in the SOFTWARE for an additional five (5) year period.

G. BATTELLE reserves for itself and its affiliates the right to reproduce and use the SOFTWARE and DERIVATIVE WORKS for research, development, and demonstration purposes, and to license the SOFTWARE in other fields of use or territories not exclusively licensed herein.

H. The SOFTWARE and DERIVATIVE WORKS shall be owned by and remain the property of BATTELLE, and LICENSEE shall not receive proprietary rights to said SOFTWARE and DERIVATIVE WORKS by virtue of this Agreement, except as specified herein.

I. No later than thirty (30) days after the Effective Date, BATTELLE shall place a compact disc containing the SOFTWARE in source code format in a fireproof safe in room 2127 of the Department of Energy's 337 Building, located on the Hanford Site in Richland, Washington, and so certify to LICENSEE in writing. If this Agreement is terminated by LICENSEE under the provisions of Paragraph 14E, and BATTELLE does not remedy the condition forming the basis for termination within the sixty (60) period set forth in Paragraph 14E and this Agreement is finally terminated, BATTELLE shall, within fifteen (15) days of such termination, overnight express mail the compact disc containing the SOFTWARE to LICENSEE at the address listed in
     Article 29. At such time, LICENSEE shall have a paid-up, royalty-free, nonexclusive license to use the SOFTWARE, subject to any rights of the U.S. Government.

J. Under the provisions of the consulting contract contemplated by the parties under Article 7 hereunder, BATTELLE shall set up a secure SOFTWARE source code library server and procedures for the SOFTWARE from which both LICENSEE and BATTELLE staff can check out source code modules pursuant to the mutually agreed upon Software Systems Engineering Process (SSEP) standard or equivalent. BATTELLE shall manage the secure SOFTWARE source code library server under the provisions of the Technical Services Agreement ("TSA") contemplated by the parties under Paragraph 8A hereunder.


                          4. LICENSED PRODUCT SUPPORT
                          ---------------------------

A. LICENSEE shall expend commercially reasonable financial resources to market, distribute, and support the LICENSED PRODUCTS subject to this Agreement.

B. LICENSEE will provide maintenance and END USER operational support/service for the LICENSED PRODUCTS using trained support specialists. This will include telephone consultation END USER support providing full operational assistance with problems END USERS may experience in both installing the LICENSED PRODUCTS and in day-to-day operation.

C.   LICENSEE  or  SUBLICENSEE(S)  will  provide all  necessary  training to END
     USERS.

D. LICENSEE agrees to provide BATTELLE a copy of its standard license agreement for END USERS. LICENSEE shall require that each END USER to whom a LICENSED PRODUCT is transferred execute an END USER license agreement acceptable to BATTELLE, which shall obligate such END USER to maintain the proprietary nature of the SOFTWARE.


                                 5. LICENSE FEE
                                 --------------

LICENSEE shall pay to BATTELLE the nonrefundable sum of One Hundred and Fifty Thousand United States Dollars ($150,000 US) at the time of execution of this Agreement.


                                  6. ROYALTIES
                                  ------------

A. LICENSEE shall pay to BATTELLE a royalty of six and one-half percent (6.5%) of NET SALES REVENUE of all LICENSED PRODUCTS.

B. If as a result of litigation financed by LICENSEE, damages, royalties, or other consideration is received by LICENSEE, BATTELLE shall receive the greater of: (i) a royalty as set forth above as applied to the level of infringing sales determined by a court or as a result of settlement of such claims, or (ii) twenty-five percent (25%) of all monies received by LICENSEE, after LICENSEE deducts all reasonable out-of-pocket costs of prosecuting such litigation.

C. No royalty shall be collected by LICENSEE or AFFILIATES or paid to BATTELLE for the LICENSED PRODUCTS sold to the U.S. Government. However, such sales shall be reported to BATTELLE under the requirements of Paragraph 12A.

D. In order to assure to BATTELLE the full royalty payments contemplated in this Agreement, LICENSEE agrees that in the event any LICENSED PRODUCT is
     (i) sold or otherwise transferred to an AFFILIATE for purposes of resale , the royalties to be paid by LICENSEE to BATTELLE in respect to such LICENSED PRODUCTS shall be computed upon the NET SALES REVENUE received by the AFFILIATE for resale rather than upon the transfer price of the LICENSEE; or (ii) sold by LICENSEE or an AFFILIATE to a third party in a transaction in which the sales price is not separately specified, the royalty for LICENSED PRODUCTS sold in such transaction will be calculated using as the NET SALES REVENUE the typical net sales price of the LICENSED PRODUCTS price in an arms-length transaction for the country or region of the country in which the transaction is conducted at the time in question.


                             7. CONSULTING CONTRACT
                             ----------------------

Concurrent with entering into this Agreement, LICENSEE shall enter into a separate, prepaid, consulting contract with BATTELLE'S Pacific Northwest Division in the form attached to this Agreement as Exhibit A. Such consulting contract shall be funded at no less than Fifty Thousand United States Dollars ($50,000 US) and shall be in effect through the remainder of calendar year 2004 until the funded amount is spent in full by BATTELLE at an approximate rate of One Hundred Twenty United States Dollars ($120 US) an hour. The consulting contract is for the purpose of engaging BATTELLE staff, under the direction of the Cyber Security Technical Group Manager, to assist LICENSEE in implementing the SOFTWARE to facilitate its use by LICENSEE.


                                  8. DILIGENCE
                                  ------------

A. Prior to January 1, 2005, LICENSEE shall enter into a Technical Services Agreement ("TSA") with BATTELLE's Pacific Northwest Division substantially in the form attached to this Agreement as Exhibit B. Under the TSA, LICENSEE shall fund no less than Five Hundred Thousand United States Dollars ($500,000 US) per year for no less than the first three (3) years of the term of the TSA. The scope of the TSA will be specified by LICENSEE and agreed to by BATTELLE prior to the parties' execution of the TSA. BATTELLE reserves the right to subcontract all or a portion of the work contracted for under the TSA. The parties agree that all new intellectual property that is derived under the TSA will be owned by BATTELLE, but under the provisions of the TSA, BATTELLE will grant LICENSEE a royalty-free right to make, have made, use and sell such new intellectual property in the LICENSED FIELD.

B. If LICENSEE does not fund the TSA in the minimum amount and for the term set forth above in Paragraph 8A, or if LICENSEE does not pay the full amounts invoiced to LICENSEE under the TSA, BATTELLE may, in its sole discretion, elect to convert the exclusive license of Paragraph 3A to a nonexclusive license, or terminate this Agreement.

C. BATTELLE may, in its sole discretion, terminate this Agreement if LICENSEE is not merged into, consolidated with, or acquired by Manakoa Services Corporation within seven (7) business days from the Effective Date.

D. BATTELLE may, in its sole discretion, elect to convert the exclusive license of Paragraph 3A to a nonexclusive license, or terminate this

     Agreement, if LICENSEE has not made sales sufficient to generate and pay to BATTELLE earned royalties (inclusive of any payments made to BATTELLE under Paragraph 10D) in the amounts and during the calendar years indicated as follows:

                                                   Earned Royalties
         Calendar Year                         $ U.S. per Calendar Year

         2007                                         $     75,000
         2008                                         $    150,000
         2009                                         $    275,000
         2010                                         $    525,000
         2011                                         $  1,300,000
         2012     and each calendar year              $  2,000,000
                  thereafter during the
                  term of this Agreement


                            9. ANNUAL ENABLEMENT FEE
                            ------------------------

A. LICENSEE shall pay an annual enablement fee to BATTELLE, the form of which payment shall be determined by LICENSEE, in either cash or unregistered common stock (bearing a restrictive legend and subject to Rule 144) in Manakoa Services Corporation ("Manakoa") (located at 7203 Deschutes Avenue, Kennewick, Washington 99336), stock symbol "MKOS", based on an amount equivalent to the greater of Fifty Thousand United States dollars ($50,000 US) or one half of one percent (0.05%) of TOTAL ANNUAL REVENUE. The number of shares will be calculated based on the average closing price of a share of Manakoa common stock for the twenty (20) trading days ending December 15 of each Annual Period, as defined below. In the event of a payment in Manakoa common stock, BATTELLE shall make any additional representations as may reasonably be requested by Manakoa or its securities counsel. The first payment shall be calculated based on TOTAL ANNUAL REVENUE for the twelve (12) month period ending December 31, 2005, with subsequent annual payments due BATTELLE every twelve (12) months thereafter (each an "Annual Period"). LICENSEE shall notify BATTELLE of its election to pay cash or unregistered common stock by December 31 of each Annual Period and shall make payment for each Annual Period by the last day of the first month immediately following the end of each Annual Period. Cash payments may be made by wire transfer as set forth in Paragraph 12D or may be sent to the address set forth in Article 29, and stock certificates shall be sent to the address set forth in Article 29.

B. BATTELLE may, in its sole discretion, elect to convert the exclusive license of Paragraph 3A to a nonexclusive license, or terminate this Agreement if LICENSEE fails to pay the annual enablement fee to BATTELLE in the amounts and on the dates set forth in Paragraph 9A.

C. The annual enablement fee is separate and distinct from, and in addition to, all earned royalties, sublicense fees, or any other amount due and payable by LICENSEE to BATTELLE under this Agreement.

                                10. SUBLICENSING
                                ----------------

A. LICENSEE shall have the right to sublicense to SUBLICENSEES all of the rights granted to LICENSEE herein, except the right to sublicense to a third party other than an END USER. Sublicenses shall be nonexclusive licenses that are transferable only from LICENSEE to BATTELLE.

B. BATTELLE shall have the right to approve any sublicense to SUBLICENSEES granted hereunder, including the terms and conditions therein, such approval not to be unreasonably withheld or delayed. LICENSEE shall provide BATTELLE with a copy of each sublicense it enters into with a SUBLICENSEE, and shall not grant to its SUBLICENSEES any BATTELLE rights not conveyed by this Agreement.

C. LICENSEE agrees to license the LICENSED PRODUCTS to END USERS with license agreements that protect BATTELLE from liability or damages based on claims made by such END USERS or others. BATTELLE shall approve the final form of such license agreement. Neither LICENSEE nor its SUBLICENSEE is required to provide BATTELLE with a copy of each license agreement it enters into with an END USER.

D. LICENSEE shall pay to BATTELLE fifty percent (50%) of all royalties, lump sum payments, annual fees, or other consideration of whatever kind LICENSEE receives from its SUBLICENSEES that are not AFFILIATES.

E. LICENSEE shall pay to BATTELLE the royalty set forth above in Paragraph 6A for the disposition of LICENSED PRODUCTS under sublicenses between LICENSEE and AFFILIATES.

F. If this Agreement is terminated for any reason, except by LICENSEE in accordance with Paragraph 14E, LICENSEE shall immediately assign all of its right, title, and interest to all sublicenses to BATTELLE, including the right to receive income.

G. LICENSEE will collect and guarantee all payments which are due to BATTELLE as a result of LICENSEE sublicensing its rights under the provisions herein.


                 11. CONFIDENTIALITY OF PROPRIETARY INFORMATION
                 ----------------------------------------------

BATTELLE may disclose confidential and proprietary information of BATTELLE ("Proprietary Information") to LICENSEE, consisting of published and unpublished research or development information, know how, technical data, and business information related to the cyber security and assessment of enterprise vulnerabilities technology. As a result of LICENSEE's access to the Proprietary Information disclosed by BATTELLE hereunder, LICENSEE may generate information which shall also be considered Proprietary Information. LICENSEE shall not disclose Proprietary Information to any third party without the express written consent of BATTELLE, until such Proprietary Information shall become publicly available through no fault or action of LICENSEE. LICENSEE shall not use the Proprietary Information for any use other than that expressly authorized herein.

                            12. REPORTS AND PAYMENTS
                            ------------------------

A. Not later than the last day of each January, April, July and October, LICENSEE shall furnish to BATTELLE a written statement in a form provided by BATTELLE (Attachment 1) to determine the amounts due and the appropriateness of the royalties paid pursuant to Articles 6 and 10 for the quarterly periods ended the last days of the preceding December, March, June and September, respectively, and shall pay to BATTELLE all amounts due to BATTELLE. Such amounts are due at the dates the statements are due. If no amount is accrued during any quarterly period, a written statement to that effect shall be furnished.

B. Royalties earned on sales by LICENSEE or occurring under sublicenses granted pursuant to this Agreement in any country outside the United States shall not be reduced by LICENSEE for any taxes, fees, or other charges imposed by the government of such country on the payment of royalty income.

C. Payments provided for in this Agreement, shall when overdue, bear interest at a rate per annum equal to three percent (3%) in excess of the "Prime Rate" published by The Wall Street Journal at the time such payment is due until payment is received by BATTELLE.

D. If LICENSEE makes payments to BATTELLE by Electronic Funds Transfers, LICENSEE shall provide a written report to BATTELLE to the address set forth in Article 29 as required in Paragraph 12A, above, along with a statement indicating that payments have been made by Electronic Funds Transfers. Such payments shall be made to the following account (for international transfers, use Swift Code: USBKUS6W):

                           U. S. Bank of Washington
                           Account Name:  Battelle Memorial Institute
                           ABA No. 125000105
                           Account No. 153502962134


    13. REPRESENTATIONS, HOLD HARMLESS AND LIMITATION OF BATTELLE'S LIABILITY
    -------------------------------------------------------------------------

A. This Agreement is entered into by BATTELLE in its private capacity. It is understood and agreed that the U.S. Government is not a party to this Agreement and in no manner whatsoever shall be liable for nor assume any responsibility or obligation for any claim, cost or damages arising out of or resulting from this Agreement or the subject matter licensed.

B. (i) Nothing in this Agreement shall be deemed to be a representation or warranty, except as set forth in Paragraph 13E below, by BATTELLE, or the U.S. Government, of the validity of any of the PATENTS or the accuracy, safety or usefulness for any purpose, of any SOFTWARE, Proprietary Information, techniques, or practices at any time made available by BATTELLE. LICENSEE RECOGNIZES THAT THE SOFTWARE PROGRAMS ARE PROVIDED BY BATTELLE ON AN AS-IS BASIS.

     (ii) Neither the U.S. Government nor BATTELLE nor any affiliated company of BATTELLE shall have any liability whatsoever to LICENSEE or any other person for or on account of any injury, loss, or damage, of any kind or nature sustained by, or any damage assessed or asserted against, or any other liability incurred by or imposed upon LICENSEE or any other person, arising out of or in connection with or resulting from (1) the production, use or sale of any apparatus or product, or the practice of the PATENTS by

REPRESENTATIONS,   HOLD  HARMLESS  AND  LIMITATION  OF  BATTELLE'S  LIABILITY  -
continued

     LICENSEE or AFFILIATES or SUBLICENSEES; (2) the use by LICENSEE or AFFILIATES or SUBLICENSEES of any SOFTWARE, Proprietary Information, techniques, or practices disclosed by BATTELLE; or (3) any advertising or other promotional activities by LICENSEE or AFFILIATES or SUBLICENSEES with respect to any of the foregoing; and

     (iii) LICENSEE shall hold the U.S. Government, BATTELLE, and any affiliated company of BATTELLE, harmless in the event the U.S. Government, BATTELLE, or any affiliated company of BATTELLE, is held liable as a result of actions by LICENSEE or AFFILIATES or SUBLICENSEES as set forth in Paragraphs 13B(ii)(1), 13B(ii)(2), and 13B(ii)(3) above.

     (iv) Further, LICENSEE agrees to assume the defense of (1) any suit brought against BATTELLE or any affiliated company of BATTELLE resulting from any action of LICENSEE or AFFILIATES or SUBLICENSEES undertaken under this License Agreement, and (2) any action brought against LICENSEE or BATTELLE resulting from any action of LICENSEE or AFFILIATES or SUBLICENSEES relating to the licensed PATENTS and/or SOFTWARE.

C. BATTELLE represents that it has the right to grant all of the rights granted herein, except as to such rights as the Government of the United States of America may have or may assert.

D. LICENSEE understands and acknowledges that the subject matter of this Agreement has not yet been commercially demonstrated, and agrees to accept the risks incident to designing, manufacturing and operating a nascent technology.

E. BATTELLE staff responsible for the negotiation of this Agreement are unaware of any claims that have been, are, or could reasonably be asserted against BATTELLE by third parties with respect to patent infringement or any other type of liability relevant to licensing of the PATENTS and SOFTWARE, which have not been disclosed to LICENSEE as of the date of this Agreement.

F. LICENSEE agrees to use the SOFTWARE only as provided in this Agreement and agrees not to make the object code version of the SOFTWARE available to any third party except to LICENSEE's sales representatives, authorized resellers, manufacturers representatives and distributors, and to AFFILIATES, SUBLICENSEES and END USERS, as provided herein, without written permission from BATTELLE. LICENSEE shall not authorize others to have access to the source code version of the SOFTWARE or to reverse compile or reverse assemble the object code version of the SOFTWARE in whole or in part. The obligations of this paragraph shall survive termination of this Agreement.


                                 14. TERMINATION
                                 ---------------

A. The PATENT License of Article 2 shall end upon the expiration of the last to expire of the PATENTS included herein, or upon the abandonment of the last to be abandoned of any patent applications if no PATENTS have issued, or a final adjudication of invalidity of all PATENTS included herein, whichever is later, unless the PATENT License is sooner terminated.

B. The SOFTWARE License of Article 3 shall continue for the life of the SOFTWARE copyrights, and the obligation to pay royalties under Article 6 attributed to the SOFTWARE License of Article 3 shall end only when all the SOFTWARE is no longer confidential or proprietary through no fault of LICENSEE, or the copyrights expire, unless the SOFTWARE License is sooner terminated.

C. LICENSEE may terminate either or both of the PATENT or SOFTWARE licenses at any time upon sixty (60) days' written notice in advance to BATTELLE, but LICENSEE shall thereafter discontinue the practice and use of either or both of the licensed PATENTS and SOFTWARE, depending upon the termination election.

D. Upon termination of the SOFTWARE License of Article 3, LICENSEE shall erase all remaining copies and product components of the SOFTWARE and notify BATTELLE of such in writing.

E. Except as provided below in Paragraph 14G, if either party shall be in breach of any obligation hereunder, the other party may terminate this Agreement by giving Notice of Termination by personal delivery, telefax, electronic mail transmission or by United States mail, express mail, or courier service, with postage or fees prepaid, to the party in breach, specifying the basis for termination. Notice by personal delivery, telefax or electronic mail is deemed to have been given when delivered or transmitted. Notice sent by U.S. mail, express mail or courier service is deemed to have been given when mailed. If within sixty (60) days after the receipt of such Notice of Termination, the party in breach shall remedy the condition forming the basis for termination, such Notice of Termination shall cease to be operative, and this Agreement shall continue in full force; provided that if Notice of Termination is given by BATTELLE to LICENSEE for the third time then this grace period shall not be available unless permitted in such third Notice of Termination, and this Agreement shall be finally terminated. LICENSEE understands and acknowledges that the remedy set forth herein is not available to LICENSEE if LICENSEE does not meet any one or more of the obligations and diligence requirements set forth in Articles 7 and 8.

F. If any report or payment due to BATTELLE is overdue for a third time, then any subsequent Notice of Termination is not subject to the sixty (60) day cure provision of Paragraph 14E.

G. LICENSEE shall inform BATTELLE of its intention to file a voluntary petition in bankruptcy or of another's intention to file an involuntary petition in bankruptcy to be received at least seventy-five (75) days prior to filing such a petition. LICENSEE's filing without conforming to this requirement shall be deemed a material, pre-petition incurable breach not subject to the notice requirement of Paragraph 14E and BATTELLE shall be deemed to have terminated this Agreement seventy-five (75) days prior to filing such petition.

H. Termination of this Agreement shall not extinguish any rights of BATTELLE or obligations of LICENSEE accrued hereunder at the time of termination; and obligations undertaken independent of the licenses granted under Articles 2 and 3 shall survive termination to the extent necessary to permit their complete fulfillment or discharge.

I. If this Agreement is for any reason terminated before all of the payments required to be made by LICENSEE as set forth herein have been made to

     BATTELLE, LICENSEE shall immediately pay to BATTELLE any unpaid amounts due as of the date of such termination even though the due dates set forth herein have not been reached.


                                 15. LITIGATION
                                 --------------

A. LICENSEE shall notify BATTELLE of any suspected infringement of the PATENTS or the SOFTWARE copyrights in the LICENSED FIELD and the LICENSED TERRITORY, and each party shall inform the other of any evidence of such infringement(s). The sole right to institute a suit for infringement rests with BATTELLE, and BATTELLE shall retain all the proceeds thereof. LICENSEE agrees to cooperate with BATTELLE in all respects, to have any of LICENSEE's employees testify when requested by BATTELLE, and to make available any records, papers, information, specimens, and the like. Any recovery received pursuant to such suit shall be retained by BATTELLE.

B. During the term of this Agreement, LICENSEE shall bring to BATTELLE's attention any prior art or other information known to LICENSEE which is relevant to the patentability or validity of any of the PATENTS or to the validity of the SOFTWARE copyrights and which might cause a court to deem any of the PATENTS or SOFTWARE copyrights wholly or partly inoperative or invalid. LICENSEE shall particularly specify such prior art or other information to BATTELLE at the time it learns thereof and not less than sixty (60) days prior to bringing any action against BATTELLE asserting the invalidity of any of the PATENTS or SOFTWARE copyrights.


                       16. INTELLCTUAL PROPERTY PROTECTION
                       -----------------------------------

A. BATTELLE shall have the sole right to file, prosecute, and maintain all of the PATENTS that are the property of BATTELLE, and shall have the right to determine whether or not, and where, to file a patent application, to abandon the prosecution of any PATENT or patent application, or to discontinue the maintenance of any PATENT or patent application. All reasonable expenses incurred by BATTELLE in the filing, prosecution or maintenance of PATENTS licensed hereunder shall be reimbursed to BATTELLE by LICENSEE within sixty (60) days of LICENSEE's receipt of notice setting forth such expenses. If BATTELLE licenses any PATENT to a third party, BATTELLE shall apportion the patent expenses related to such PATENT among all licensees, and LICENSEE shall be obligated to reimburse its per capita share of such expenses to BATTELLE as set forth herein.

B. LICENSEE shall disclose to BATTELLE improvement inventions made solely by LICENSEE. Improvement inventions made solely by LICENSEE shall be the exclusive property of LICENSEE, but BATTELLE shall be granted a nonexclusive, royalty-free, paid-up research license therein.

C. BATTELLE shall have the sole right to file, prosecute, and maintain all of the SOFTWARE copyrights that are the property of BATTELLE, and shall have the right to determine whether or not, and where, to file a registered copyright, to abandon the prosecution of any application for a registered copyright, or to discontinue the maintenance of any registered copyright on SOFTWARE licensed hereunder. All reasonable expenses incurred by BATTELLE in the filing, prosecution or maintenance of registered copyrights on SOFTWARE licensed hereunder shall be reimbursed to BATTELLE by LICENSEE within sixty (60) days of LICENSEE's receipt of notice setting forth such expenses. If BATTELLE licenses any SOFTWARE to a third party, BATTELLE shall apportion the intellectual property protection expenses related to such SOFTWARE among all licensees, and LICENSEE shall be obligated to reimburse its per capita share of such expenses to BATTELLE as set forth herein.


                                   17. RECORDS
                                   -----------

LICENSEE shall keep accurate records of all operations affecting payments hereunder, and shall permit BATTELLE or its duly authorized agent to inspect all such records and to make copies of or extracts from such records during regular business hours throughout the term of this Agreement and for a reasonable period of not less than three (3) years thereafter. BATTELLE shall bear its costs to conduct such audit; provided, however, LICENSEE shall reimburse BATTELLE for BATTELLE's and/or its duly authorized agent's actual costs to conduct the audit if as part of the audit it is learned that LICENSEE has failed to perform its material obligations under this Agreement (including its underreporting of NET SALES REVENUE and earned royalties in a reporting period by five percent (5%) or more).


                                18. ASSIGNABILITY
                                -----------------

LICENSEE shall not assign any rights or obligations under this Agreement not specifically transferable by its terms without the written consent of BATTELLE. BATTELLE may assign its rights and obligations hereunder.


                                   19. REFORM
                                   ----------

A. The parties agree that if any part, term, or provision of this Agreement shall be found illegal or in conflict with any valid controlling law, the validity of the remaining provisions shall not be affected thereby.

B. In the event the legality of any provision of this Agreement is brought into question because of a decision by a court of competent jurisdiction of any country in which this Agreement applies, the parties may agree to revise the provision in question or may agree to delete it entirely so as to comply with the decision of said court. Such agreement shall be in writing signed by an authorized representative of each party.


                                  20. PUBLICITY
                                  -------------

Any use by LICENSEE of the name BATTELLE or of any organization related to BATTELLE, including materials designed for the news media, is prohibited without the express written approval of BATTELLE.

                            21. WAIVER AND ALTERATION
                            -------------------------

A. The waiver of a breach hereunder may be effected only by a writing signed by the waiving party and shall not constitute a waiver of any other breach.

B. A provision of this Agreement may be altered only by a writing signed by both parties.

C. LICENSEE acknowledges that BATTELLE, by virtue of its status as an incorporated charitable trust exempt from federal income taxes under
     Section 501(c)(3) of the Internal Revenue Code, cannot renegotiate any terms of this Agreement in a manner which may be construed as creating an impermissible private benefit for, or private inurement to, LICENSEE.

D. (i) To amend this Agreement in a manner that alters any of BATTELLE's rights or LICENSEE's duties under this Agreement, LICENSEE shall provide BATTELLE with a written request to amend this Agreement at least thirty
     (30) calendar days before BATTELLE's rights or LICENSEE's duties accrue. LICENSEE's request shall: (1) specifically identify the clauses to be amended; (2) identify the requested amendments; and (3) provide BATTELLE with documentary evidence that the Agreement is not commercially reasonable and that the proposed amendments are necessary to make it commercially reasonable.

     (ii) If BATTELLE determines, in its sole and unreviewable discretion, that any such specifically identified clause or clauses of the Agreement is or are not commercially reasonable, then the Parties shall initiate good faith negotiations to amend this Agreement to make such clause or clauses commercially reasonable. Such negotiations shall conclude within ninety
     (90) days after the date BATTELLE actually receives LICENSEE's request to amend the Agreement as set forth above in Paragraph 21D(i) (the "Renegotiation Period"). The Parties shall enter into these negotiations with the understanding that they may not reach agreement with respect to amendments within the Renegotiation Period.

     (iii) If BATTELLE and LICENSEE agree to mutually acceptable terms during the Renegotiation Period, then such renegotiated terms shall be reflected in a formal amendment of this Agreement executed by both BATTELLE and LICENSEE and shall apply to any of BATTELLE's rights or LICENSEE's obligations that accrue during the Renegotiation Period or at any time thereafter during the remaining term of this Agreement.

     (iv) If BATTELLE and LICENSEE do not agree to mutually acceptable terms during the Renegotiation Period then BATTELLE may, in its sole and unreviewable discretion, enforce the original terms and conditions of this Agreement, convert the license grant from exclusive to nonexclusive (if applicable), or terminate this Agreement.


                                   22. MARKING
                                   -----------

A. LICENSEE shall place in a conspicuous location on any LICENSED PRODUCT made or sold under any PATENT coming with this Agreement, a patent notice in accordance with the laws concerning the marking of patented articles. LICENSEE shall include a similar marking provision in every sublicense granted pursuant to Article 10, above.

B. LICENSEE shall place in a conspicuous location on all copies of the SOFTWARE and/or LICENSED PRODUCTS, including any written documentation related to the SOFTWARE and/or LICENSED PRODUCTS, the following copyright notice:

               Copyright (c)2004 Battelle Memorial Institute
               All Rights Reserved.

C. For SOFTWARE that arose under U.S. Government funding, LICENSEE shall place on the "title screen" of all copies of such SOFTWARE and/or LICENSED PRODUCT, and on any written documentation related to the SOFTWARE and/or LICENSED PRODUCT, in the format specified below, the following statement:


               NOTICE: These data were produced by Battelle Memorial Institute (BATTELLE) under Contract No. DE-AC06-76RL01830 with the U.S. Department of Energy (DOE). For a five-year period from (July 20,
               2004) as to the SOFTWARE known as SAST, (July 20, 2004) as to the SOFTWARE known as CAT, and (July 20, 2004) as to the SOFTWARE known as TrafficBot, the U.S. Government is granted for itself and others acting on its behalf a nonexclusive, paid-up, irrevocable worldwide license in this data to reproduce, prepare derivative works, and perform publicly and display publicly, by or on behalf of the U.S. Government. There is provision for the possible extension of the term of this license. Subsequent to that period or any extension granted, the U.S. Government is granted for itself and others acting on its behalf a nonexclusive, paid-up, irrevocable worldwide license in this data to reproduce, prepare derivative works, distribute copies to the public, perform publicly and display publicly, and to permit others to do so. The specific term of the license can be identified by inquiry made to BATTELLE or DOE. NEITHER THE UNITED STATES NOR THE UNITED STATES DEPARTMENT OF ENERGY, NOR BATTELLE, NOR ANY OF THEIR EMPLOYEES, MAKES ANY WARRANTY, EXPRESS OR IMPLIED, OR ASSUMES ANY LEGAL LIABILITY OR RESPONSIBILITY FOR THE ACCURACY, COMPLETENESS, OR USEFULNESS OF ANY DATA, APPARATUS, PRODUCT, OR PROCESS DISCLOSED, OR REPRESENTS THAT ITS USE WOULD NOT INFRINGE PRIVATELY OWNED RIGHTS.


                               23. IMPLEMENTATION
                               ------------------

Each party shall execute any instruments necessary to implement the provisions of this Agreement.


                         24. GOVERNING LAW; JURISDICTION
                         -------------------------------

This Agreement shall be construed in accordance with the laws of the State of Washington of The United States of America (excluding any conflicts or choice of law rules or principles that might refer to the governance or construction of this Agreement by the law of another jurisdiction) and in the English language, and any action brought to enforce any provision or obligation hereunder shall be brought in a court of competent jurisdiction in the State of Washington.

                    25. EXPORTATION OF TECHNICAL INFORMATION
                    ----------------------------------------

LICENSEE represents and warrants that it shall not export from The United States of America directly or indirectly, the SOFTWARE or any Proprietary Information (or the direct product thereof) furnished to LICENSEE either directly or indirectly by BATTELLE, without first complying with all requirements of the Export Administration Regulations, including the requirement for obtaining any export license, if applicable. LICENSEE agrees to indemnify, defend and hold harmless BATTELLE, its officers, agents and employees from all liability involving the violation of such export regulations, either directly or indirectly, by LICENSEE.


                                26. CERTIFICATION
                                -----------------

LICENSEE hereby certifies that no principal of LICENSEE has been an employee of BATTELLE or any of its affiliated companies in the two (2) years prior to the date of execution of this Agreement.


                               27. NO PRESUMPTION
                               ------------------

No provision of this Agreement shall be interpreted for or against any party to this Agreement on the basis that that party was the drafting party of the provision and no presumption or burden of proof shall arise disfavoring or favoring any party by virtue of the authorship of any of the provisions of this Agreement.


                            28. ENTIRE UNDERSTANDING
                            ------------------------

This Agreement represents the entire understanding between the parties, and supersedes all other agreements, express or implied, between the parties concerning the subject matter of this Agreement. Specifically, no future representations made by BATTELLE staff shall be effective to alter any provision herein unless such representation shall be made in writing by an authorized representative of BATTELLE having the power to do so.


                                  29. ADDRESSES
                                  -------------

For the purpose of all written communications between the parties, their addresses shall be:

                              Advanced Cyber Security, Inc.
                              Attention Joel Edelson, President
                              202 South Wheeler Street
                              Plant City, FL  33563
                              Telephone:  (813) 754-4330 ext. 229
                              Fax:  (813) 754-2383
                              Email:  jedelson@utekcorp.com

                              Battelle Memorial Institute
                              Attention Sr. Licensing Associate, Mailstop K1-53 902 Battelle Blvd.
                              Richland, WA  99354
                              Telephone:       (509) 375-2703
                              Fax:             (509) 375-4487
                              Email:  meg.sodat@pnl.gov

or any other addresses of which either party shall notify the other party in writing.

                                 30. EXPIRATION
                                 --------------

The offer to execute this Agreement shall expire if this Agreement is not signed by both parties and returned to BATTELLE on or before August 20, 2004.


IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their duly authorized officers on the respective dates and at the respective places hereinafter set forth.

BATTELLE MEMORIAL INSTITUTE                  ADVANCED CYBER SECURITY, INC.

BY /s/ R. M. Schwenk                         BY /s/ Joel Edelson

PRINTED NAME R. M. Schwenk                   PRINTED NAME Joel Edelson

TITLE   Contracting Officer                  TITLE    President

DATE____________________________             DATE______________________

                                  ATTACHMENT 1

                           ROYALTY REPORT TO BATTELLE



From:________________________________________________________________________
         (Company Name)

Reporting Period:

From  _______________________  To _______________________ (3 Month Period Ending
March 31, June 30, September 30, and December 31, to be Reported by the Following April 31, July 31, October 31, and January 31).


1.       Article 6

         NET SALES REVENUE of LICENSED PRODUCTS                 $____________
                                                                       X 6.5%

         $ Amount of Royalties Owed:                             $___________


2.       Article 10 (royalties from SUBLICENSEES)

         10D - All royalties, lump sum payments, annual
         fees or other consideration of whatever kind received
         from SUBLICENSEES that are not AFFILIATES              $____________
                                                                        X 50%

         $ Amount Royalties Owed:                               $____________

         10E - NET SALES REVENUE of LICENSED
         PRODUCTS sold, etc., by AFFILIATES                     $____________
                                                                       X 6.5%

         $ Amount Royalties Owed:                               $____________

Total Royalties Due this Reporting Period                       $____________


Signed by__________________________________

Printed name________________________________Telephone No.____________________

Date_______________________________________ Telefax No.______________________

                               License Agreement

                                   EXHIBIT A

                              Consulting Agreement

                                 AGREEMENT 47929

                                     BETWEEN

                           BATTELLE MEMORIAL INSTITUTE
                           PACIFIC NORTHWEST DIVISION

                                       AND

                          ADVANCED CYBER SECURITY, INC.
                 (A Wholly Owned Subsidiary of UTEK Corporation)


Battelle Memorial Institute, through its Pacific Northwest Division (BATTELLE) agrees to provide to Advanced Cyber Security, Inc. (CLIENT) technical services for the following tasks (the Project):
     o Task 1 - Define the requirements and the development roadmap for the first calendar year 2005
     o Task 2 - Roughly define the development roadmap for the following calendar years 2006 and 2007
     o Task 3 - Set up the software development process (use the PNNL Software Systems Engineering Process [SSEP] standard or equivalent) for the following software (collectively "the Software"): Coordinated Attack Tool (CAT), Systems Administrator Simulation Trainer (SAST), and Synthetic Computer Network Traffic Generator (TrafficBot)
     o Task 4 - Set up the secure Software source code library server and procedures for the Software from which both CLIENT and BATTELLE staff can check out source code modules pursuant to the mutually agreed upon SSEP, managed by BATTELLE under the following terms and conditions:

                            1. PERIOD OF PERFORMANCE

BATTELLE's start date shall be the latter of either the BATTELLE representative or the CLIENT representative signature dates of this Agreement. The Project completion date is December 31, 2004.

                                   2. PAYMENT

BATTELLE estimates that the price to the CLIENT for performance of the Project, will be Fifty Thousand in U.S. Dollars ($50,000.00), payable in advance upon signing of the agreement for approximately 130 hours of work. If this payment is not received within 30days of the execution of this Agreement, this Technical Services Agreement shall be null and void.

The amount stated above is an estimate of the costs and fee for the performance of this Project. BATTELLE will use its best efforts to meet the Project objectives within the time and funds available. CLIENT will not be required to reimburse BATTELLE for costs and fee incurred in excess of the estimate set forth above, and BATTELLE shall not be obligated to continue performance under this agreement or otherwise to incur costs and fee in excess of the estimate stated above, unless the estimate has been increased by written amendment to this Agreement.

Payments not received by BATTELLE within 30 days of receipt of invoices by the CLIENT shall accrue interest at a rate of twelve percent (12%) per annum and BATTELLE may, at its option, suspend or terminate work on the project.

Payment by U. S. Mail shall be transmitted to:

                           BATTELLE
                           Attn:  Cashier
                           P. O. Box 84262
                           Seattle, WA  98124-5562

For Electronics Funds Transfers, payment shall be made to the following:

                           U. S. Bank, Richland, WA
                           ABA No. 125000105
                           Account No. 153502962134
                           SWIFT Code USBKUS6W
                           BATTELLE

Please Reference Agreement Number above on check or in "comments" section of Electronic Funds Transfer.

                            3. INTELLECTUAL PROPERTY

For  purposes  of  this  Agreement,   the  following   definitions   apply:  (i)
"Intellectual Property" means all discoveries, copyrightable works, and inventions made by BATTELLE under the Project, (ii) "Technical Information" means technical data and information generated by BATTELLE under the Project as embodied in reports and correspondence, and (iii) "Field of Use" means use of the Intellectual Property to train and certify personnel to enable such personnel to perform testing and assessment of enterprise vulnerabilities. All right and title to Intellectual Property and Technical Information shall be owned by BATTELLE.

If the parties have executed License Agreement No. 515074 which the parties were negotiating at the time they entered into this Agreement, BATTELLE shall license all Intellectual Property falling within the Field of Use to CLIENT under the terms of the fully executed License Agreement No. 515074. Any licensing of Intellectual Property falling outside the Field of Use shall be the subject of separate licensing agreements negotiated between the parties.

In the event CLIENT is in material breach of its payment obligations under this Agreement, or is otherwise in material breach of its obligations under this Agreement or the fully executed License Agreement No. 515074, no rights described in this provision shall accrue to CLIENT.

In the event of a conflict between the Intellectual Property provision (above) and that of License Agreement No. 515074, License Agreement No. 515074 shall take precedence.

                          4. NO ENDORSEMENT/LITIGATION

BATTELLE does not endorse products or services. Therefore, CLIENT agrees that it will not use or imply BATTELLE's name, or use BATTELLE's reports, for advertising, promotional purposes, raising of capital, recommending investments, or any way that implies endorsement by BATTELLE, except with prior written approval of an officer of BATTELLE.

BATTELLE does not undertake Projects for the purposes of litigation or to assign fault or blame and does not provide expert witness services. Therefore, CLIENT agrees not to use any Project results in any dispute, litigation, or other legal action.

In any event, if, at any time, BATTELLE or its employees are required to respond to any subpoenas, orders for attendance at depositions, hearings or trials, document requests, or other legal proceedings as a result of or relating to BATTELLE's work on the Project, CLIENT agrees to reimburse BATTELLE, in addition to any other amounts payable under this Agreement, BATTELLE's labor charges, attorney time and/or fees, travel, photocopying and other miscellaneous expenses.

                               5. CONFIDENTIALITY

For a period of three (3) years from the expiration or termination date of this Agreement, BATTELLE agrees not to disclose the specific results of the Project as embodied in written reports and correspondence transmitted to CLIENT, and not available to the public generally, without CLIENT's prior written consent, except as required by law, or except as necessary to protect BATTELLE's intellectual property rights, such as filing for patent(s). Acceptance of this Agreement does not preclude BATTELLE's undertaking work in this general field for others. It is understood by the parties that the obligation of confidentiality set forth herein shall not apply to information which: (i) is published or becomes published or otherwise is or becomes generally available to the public through no breach of this Agreement by BATTELLE; o r(ii) BATTELLE can show was properly in its possession prior to receipt of the information from CLIENT; or (iii) is independently developed by BATTELLE as demonstrated by competent documentary evidence, or (iv) becomes available to BATTELLE from an independent source without breach of agreement or violation of law; or (v) is required to be disclosed pursuant to proper governmental or judicial process, provided that notice of such process is promptly provided to CLIENT in order that CLIENT may have every reasonable opportunity to intervene in such process to contest such disclosure.

For a period of one (1) year from the expiration or termination date of this Agreement, CLIENT agrees not to disclose the specific results of the Project as embodied in written reports and correspondence transmitted to CLIENT, and not available to the public generally, without BATTELLE's prior written consent, except as required by law. It is understood by the parties that the obligation of confidentiality set forth herein shall not apply to information which: (i) is published or becomes published or otherwise is or becomes generally available to the public through no breach of this Agreement by CLIENT; or (ii) CLIENT can show was properly in its possession prior to receipt of the information from BATTELLE; or (iii) is independently developed by CLIENT as demonstrated by competent documentary evidence; or (iv) becomes available to CLIENT from an independent source without breach of agreement or violation of law; or (v) is required to be disclosed pursuant to proper governmental or judicial process, provided that notice of such process is promptly provided to BATTELLE in order that BATTELLE may have every reasonable opportunity to intervene in such process to contest such disclosure.

                           6. LIMITATION OF LIABILITY

BATTELLE will provide a high standard of professional service on a best efforts basis. However, BATTELLE, as a provider of such services, cannot guarantee success, thus BATTELLE MAKES NO WARRANTY OR GUARANTEE, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR

MERCHANTABILITY, FOR ANY REPORT, DESIGN, ITEM, SERVICE OR OTHER RESULT TO BE DELIVERED UNDER THIS AGREEMENT.

CLIENT assumes responsibility for its use, misuse, or inability to use the Project results and in no event shall BATTELLE have any liability for damages, including but not limited to any indirect, incidental, or consequential damages, arising from or in connection with this Agreement.

CLIENT agrees to indemnify and hold BATTELLE harmless from any and all liabilities, suits, claims, demands, and damages, and all costs and expenses in connection therewith, in any manner relating to this Agreement or its performance, asserted by third parties from any cause whatsoever, except for injury or damage occurring during performance of the Project on BATTELLE-owned premises where fault of CLIENT is not a contributing cause.

                              7. NATURE OF SERVICES

CLIENT agrees that BATTELLE is an independent contractor and specifically acknowledges that BATTELLE is a service provider, not a manufacturer or supplier. CLIENT retains all final decision making authority and all responsibility for the formulation, design, manufacture, assembly, packaging, marketing and sale of CLIENT's products, including, without limitation, product labeling, warnings, instructions to users, and for obtaining any governmental or other pre- or postmarked approvals, certifications, registrations, licenses, or permits.

                                8. FORCE MAJEURE

Neither CLIENT nor BATTELLE shall be liable in any way for failure to perform any provision of this Agreement (except payment of monetary obligations) if such failure is caused by any law, rule, or regulation, or any cause beyond the control of the party in default.

                                  9. USE PERMIT

Under the terms of Use Permit DE-GM0600RL01831 between BATTELLE and the U.S. Department of Energy, BATTELLE is permitted to use certain facilities and equipment belonging to the U.S. Government that are located at BATTELLE'S Pacific Northwest Division. In the event that such facilities or equipment are utilized in performance of this Agreement, the provisions of the Use Permit are required to be incorporated herein by reference. A copy of the applicable provisions is available upon request or at the following web site: http://www.battelle.org/workingwithbattelle/PNNL-UsePermit.stm

                              10. EARLY TERMINATION

Either party shall have the right to terminate this Agreement upon thirty (30) days' written notice for any good-faith basis. In the event of early termination, BATTELLE agrees to provide CLIENT with all reports, materials, or other deliverable items available as of the date of the termination, provided that CLIENT is not in default of its obligations under this Agreement. In any event, CLIENT agrees to pay all charges incurred or committed by BATTELLE, including costs of termination, within thirty (30) days of receipt of a final invoice.

                              11. ENTIRE AGREEMENT

This Agreement, including the Proposal incorporated herein, represents the entire Agreement of the parties and supersedes any prior discussions or understandings, whether written or oral, relating to the subject matter hereof. This Agreement may be modified or amended only by mutual agreement in writing. No course of dealing, usage of trade, waiver, or non-enforcement shall be construed to modify or otherwise alter the terms and conditions of this Agreement. In the event of any conflict or inconsistency between these terms and conditions and the Proposal, these terms and conditions shall control.

                               12. APPLICABLE LAW

This Agreement shall be governed by and construed in accordance with the laws of and enforced within the jurisdiction of the State of Washington.

                                13. MISCELLANEOUS

This Agreement may not be assigned in whole or in part without the prior written approval of both parties. In any event, however, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the successors, assigns and transferees of the parties. If any part of this Agreement shall be held invalid or unenforceable, such invalidity and unenforceability shall not affect any other part of this Agreement. Captions used as headings in this Agreement are for convenience only and are not to be construed as a substantive part of this Agreement.


--------------------------------------------------------------------------------

     ADVANCED CYBER SECURITY, INC.           BATTELLE MEMORIAL INSTITUTE
                                             Pacific Northwest Division
--------------------------------------------------------------------------------
     By  /s/ Joel Edelson                    By /s/ Barb Hays
     -----------------------------           --------------------------------
     Name    Joel Edelson                    Name   Barb Hays
     -----------------------------           --------------------------------
     Title   President                       Title Contracting Officer
     -----------------------------           --------------------------------
     Date                                    Date
     -----------------------------           --------------------------------


[GRAPHIC OMITTED][GRAPHIC OMITTED]
- -------------------------------------------------------------------------------------------------------------------
                                              ADVANCE PAYMENT INVOICE
                                                                          ------------------------------- -------------------------
IN ACCOUNT WITH:       Advanced Cyber Security, Inc. (ACSI)               Date:                           July 2004
                       202 South Wheeler Street
                       Plant City, FL  33563
                                                                          ------------------------------- -------------------------
                                                                          Battelle Agreement No.:         47929
                                                                          ------------------------------- -------------------------
                                                                          Client Order No.:
========================================================================================================= =========================
                                              Description                                                    Amount (U.S. Dollars)
--------------------------------------------------------------------------------------------------------- -------------------------
ADVANCE PAYMENT FOR TECHNICAL SERVICES AGREEMENT                                                          $50,000.
















-----------------------------------------------------------------------------------------------------------------------------------

Make Advance Payment check payable in U.S. Dollars to:                        For Electronic Funds Transfers, payment shall be made
         BATTELLE - NORTHWEST                                                 to the following:

Send remittance to:                                                                    U.S. BANK, RICHLAND WA
         BATTELLE - NORTHWEST                                                          ABA NO. 125000105
         ATTN:  ACCOUNTS RECEIVABLE                                                    ACCOUNT NO. 153502962134
         P.O. BOX 999, MS-IN P3-11                                                     SWIFT CODE USBKUS6W
         RICHLAND, WA 99352                                                            BATTELLE

         FAX NO. (509) 373-6857
         FEDERAL ID # 31-4379427
------------------------------------------------------------------------------------------------------------------------------------
               Please reference Agreement Number above on check or in "comments" section of Electronic Funds Transfer.
------------------------------------------------------------------------------------------------------------------------------------

                                  NOTE: PLEASE INCLUDE A COPY OF THIS INVOICE WITH YOUR REMITTANCE.
                                                       ADVANCE PAYMENT INVOICE

                               License Agreement

                                    EXHIBIT B

                       Sample Technical Services Agreement


                 Research & Development Services Agreement XXXXX


                                  AGREEMENT XXX

                                     BETWEEN

                           BATTELLE MEMORIAL INSTITUTE
                           PACIFIC NORTHWEST DIVISION

                                       AND

                                   XXXXXXXXXXX

Battelle Memorial Institute, through its Pacific Northwest Division (BATTELLE) agrees to provide to XXXXXXXXX (CLIENT) technical/research services substantially in accordance with BATTELLE's Proposal No. XXXXX, (the Project) incorporated herein by reference, under the following terms and conditions:

                         1. ACCEPTANCE AND COMMENCEMENT

BATTELLE's Proposal may be accepted within sixty (60) days from the date of BATTELLE's signature below. BATTELLE will begin work within thirty (30) days of receipt of this Agreement executed by CLIENT. The Project period is estimated as thirty-six (36) months from commencement.

                                   2. PAYMENT

BATTELLE estimates that the price to the CLIENT for performance of the Project, will be Five Hundred Thousand Dollars ($500,000.00) per year in U.S. Dollars, payable as follows:

     a.   XXXXXX ($XXX) payable in advance upon signing of the agreement, and

     b. monthly thereafter upon submittal of invoices representing costs incurred plus fee until the advance payment amount equals the unexpended balance, at which time the advance payment amount will be credited to the Project for the cost plus fee of any remaining work. Upon project completion, any surplus will be refunded to the CLIENT.

The amount stated above is an estimate of the costs and fee for the performance of this Project. BATTELLE will use its best efforts to meet the Project objectives within the time and funds available. CLIENT will not be required to reimburse BATTELLE for costs and fee incurred in excess of the estimate set forth above, and BATTELLE shall not be obligated to continue performance under this agreement or otherwise to incur costs and fee in excess of the estimate stated above, unless the estimate has been increased by written amendment to this agreement.

Payments not received by BATTELLE within 30 days of receipt of invoices by the CLIENT shall accrue interest at a rate of twelve percent (12%) per annum and BATTELLE may, at its option, suspend or terminate work on the project.

Payment by U. S. Mail shall be transmitted to:

                           BATTELLE
                           Attn:  Cashier
                           P. O. Box 84262
                           Seattle, WA  98124-5562

For Electronics Funds Transfers, payment shall be made to the following:

                           U. S. Bank, Richland, WA
                           ABA No. 125000105
                           Account No. 153502962134
                           SWIFT Code USBKUS6W
                           BATTELLE

Please Reference Agreement Number above on check or in "comments" section of Electronic Funds Transfer.

                            3. INTELLECTUAL PROPERTY

For  purposes  of  this  Agreement,   the  following   definitions   apply:  (i)
"Intellectual Property" means all discoveries, copyrightable works, and inventions made by BATTELLE under the Project, (ii) "Technical Information" means technical data and information generated by BATTELLE under the Project as embodied in reports and correspondence, and (iii) "Field of Use" means use of the Intellectual Property to train and certify personnel to enable such personnel to perform testing and assessment of enterprise vulnerabilities. All right and title to Intellectual Property and Technical Information shall be owned by BATTELLE.

If the parties have executed License Agreement No. 515074, BATTELLE shall license all Intellectual Property falling within the Field of Use to CLIENT under the terms of the fully executed License Agreement No. 515074. Any licensing of Intellectual Property falling outside the Field of Use shall be the subject of separate licensing agreements negotiated between the parties.

In the event CLIENT is in material breach of its payment obligations under this Agreement, or is otherwise in material breach of its obligations under this Agreement or the fully executed License Agreement No. 515074, no rights described in this provision shall accrue to CLIENT.

In the event of a conflict between the Intellectual Property provision (above) and that of License Agreement No. 515074, License Agreement No. 515074 shall take precedence.


                          4. NO ENDORSEMENT/LITIGATION

BATTELLE does not endorse products or services. Therefore, CLIENT agrees that it will not use or imply BATTELLE's name, or use BATTELLE's reports, for advertising, promotional purposes, raising of capital, recommending investments, or any way that implies endorsement by BATTELLE, except with prior written approval of an officer of BATTELLE.

BATTELLE does not undertake Projects for the purposes of litigation or to assign fault or blame and does not provide expert witness services. Therefore, CLIENT agrees not to use any Project results in any dispute, litigation, or other legal action.

In any event, if, at any time, BATTELLE or its employees are required to respond to any subpoenas, orders for attendance at depositions, hearings or trials, document requests, or other legal proceedings as a result of or relating to BATTELLE's work on the Project, CLIENT agrees to reimburse BATTELLE, in addition to any other amounts payable under this Agreement, BATTELLE's labor charges, attorney time and/or fees, travel, photocopying and other miscellaneous expenses.

                               5. CONFIDENTIALITY

For a period of three (3) years from the expiration or termination date of this Agreement, BATTELLE agrees not to disclose the specific results of the Project as embodied in written reports and correspondence transmitted to CLIENT, and not available to the public generally, without CLIENT's prior written consent, except as required by law, or except as necessary to protect BATTELLE's intellectual property rights, such as filing for patent(s). Acceptance of this Agreement does not preclude BATTELLE's undertaking work in this general field for others. It is understood by the parties that the obligation of confidentiality set forth herein shall not apply to information which: (i) is published or becomes published or otherwise is or becomes generally available to the public through no breach of this Agreement by BATTELLE; or (ii) BATTELLE can show was properly in its possession prior to receipt of the information from CLIENT; or (iii) is independently developed by BATTELLE as demonstrated by competent documentary evidence, or (iv) becomes available to BATTELLE from an independent source without breach of agreement or violation of law; or (v) is required to be disclosed pursuant to proper governmental or judicial process, provided that notice of such process is promptly provided to CLIENT in order that CLIENT may have every reasonable opportunity to intervene in such process to contest such disclosure.

For a period of one (1) year from the expiration or termination date of this Agreement, CLIENT agrees not to disclose the specific results of the Project as embodied in written reports and correspondence transmitted to CLIENT, and not available to the public generally, without BATTELLE's prior written consent, except as required by law. It is understood by the parties that the obligation of confidentiality set forth herein shall not apply to information which: (i) is published or becomes published or otherwise is or becomes generally available to the public through no breach of this Agreement by CLIENT; or (ii) CLIENT can show was properly in its possession prior to receipt of the information from BATTELLE; or (iii) is independently developed by CLIENT as demonstrated by competent documentary evidence; or (iv) becomes available to CLIENT from an independent source without breach of agreement or violation of law; or (v) is required to be disclosed pursuant to proper governmental or judicial process, provided that notice of such process is promptly provided to BATTELLE in order that BATTELLE may have every reasonable opportunity to intervene in such process to contest such disclosure.


                           6. LIMITATION OF LIABILITY

BATTELLE will provide a high standard of professional service on a best efforts basis. However, BATTELLE, as a provider of such services, cannot guarantee success, thus BATTELLE MAKES NO WARRANTY OR GUARANTEE, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY, FOR ANY REPORT, DESIGN, ITEM, SERVICE OR OTHER RESULT TO BE DELIVERED UNDER THIS AGREEMENT.

CLIENT  assumes  responsibility  for its use,  misuse,  or  inability to use the

Project results and in no event shall BATTELLE have any liability for damages, including but not limited to any indirect, incidental, or consequential damages, arising from or in connection with this Agreement.

CLIENT agrees to indemnify and hold BATTELLE harmless from any and all liabilities, suits, claims, demands, and damages, and all costs and expenses in connection therewith, in any manner relating to this Agreement or its performance, asserted by third parties from any cause whatsoever, except for injury or damage occurring during performance of the Project on BATTELLE-owned premises where fault of CLIENT is not a contributing cause.

                              7. NATURE OF SERVICES

CLIENT agrees that BATTELLE is an independent contractor and specifically acknowledges that BATTELLE is a service provider, not a manufacturer or supplier. CLIENT retains all final decision making authority and all responsibility for the formulation, design, manufacture, assembly, packaging, marketing and sale of CLIENT's products, including, without limitation, product labeling, warnings, instructions to users, and for obtaining any governmental or other pre- or postmarked approvals, certifications, registrations, licenses, or permits.

                         8. PRODUCT LIABILITY INSURANCE

CLIENT shall maintain adequate product liability insurance coverage in amounts customary and prudent for a responsible entity in its industry in light of the nature of its product(s). Such insurance shall specifically cover any CLIENT products that may be developed in whole or in part based on BATTELLE's work under this Agreement, and CLIENT shall provide evidence of such insurance upon request.

                                9. FORCE MAJEURE

Neither CLIENT nor BATTELLE shall be liable in any way for failure to perform any provision of this Agreement (except payment of monetary obligations) if such failure is caused by any law, rule, or regulation, or any cause beyond the control of the party in default.

                                 10. USE PERMIT

Under the terms of Use Permit DE-GM0600RL01831 between BATTELLE and the U.S. Department of Energy, BATTELLE is permitted to use certain facilities and equipment belonging to the U.S. Government that are located at BATTELLE'S Pacific Northwest Division. In the event that such facilities or equipment are utilized in performance of this Agreement, the provisions of the Use Permit are required to be incorporated herein by reference. A copy of the applicable provisions is available upon request or at the following web site: http://www.battelle.org/workingwithbattelle/PNNL-UsePermit.stm

                         11. CLIENT FURNISHED MATERIALS

Any property, equipment, materials or other tangible property furnished by CLIENT for use on the Project shall remain the property of CLIENT unless otherwise agreed in writing. BATTELLE shall have no responsibility for insuring such property against loss or damage, and CLIENT, for itself and all persons claiming through CLIENT, hereby releases BATTELLE, its officers, employees and agents, from any liability on account of loss or damage to CLIENT-furnished property, excepting only loss or damage caused by BATTELLE's intentional and malicious misconduct. In no event will BATTELLE be liable for any indirect, incidental or consequential damages as a result of any such loss or damage. CLIENT will cooperate in providing any information about such property upon request and BATTELLE may reasonably rely on the information so provided. CLIENT further agrees to hold BATTELLE harmless from any claims asserted by any third party relating to such property.

                              12. EARLY TERMINATION

Either party shall have the right to terminate this Agreement upon thirty (30) days' written notice for any good-faith basis. In the event of early termination, BATTELLE agrees to provide CLIENT with all reports, materials, or other deliverable items available as of the date of the termination, provided that CLIENT is not in default of its obligations under this Agreement. In any event, CLIENT agrees to pay all charges incurred or committed by BATTELLE, including costs of termination, within thirty (30) days of receipt of a final invoice.

                              13. ENTIRE AGREEMENT

This Agreement, including the Proposal incorporated herein, represents the entire Agreement of the parties and supersedes any prior discussions or understandings, whether written or oral, relating to the subject matter hereof. This Agreement may be modified or amended only by mutual agreement in writing. No course of dealing, usage of trade, waiver, or non-enforcement shall be construed to modify or otherwise alter the terms and conditions of this Agreement. In the event of any conflict or inconsistency between these terms and conditions and the Proposal, these terms and conditions shall control.

                               14. APPLICABLE LAW

This Agreement shall be governed by and construed in accordance with the laws of and enforced within the jurisdiction of the State of Washington.

                                15. MISCELLANEOUS

This Agreement may not be assigned in whole or in part without the prior written approval of both parties. In any event, however, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the successors, assigns and transferees of the parties. If any part of this Agreement shall be held invalid or unenforceable, such invalidity and unenforceability shall not affect any other part of this Agreement. Captions used as headings in this Agreement are for convenience only and are not to be construed as a substantive part of this Agreement.

--------------------------------------- ----------------------------------------
              XXXXXXXX                           BATTELLE MEMORIAL INSTITUTE
                                                   Pacific Northwest Division
--------------------------------------- ----------------------------------------
           SAMPLE                                      SAMPLE
By ____________________________________ By _____________________________________

Name___________________________________ Name____________________________________
                                                      Contracting Officer
Title _________________________________ Title __________________________________

Date __________________________________ Date ___________________________________
--------------------------------------- ----------------------------------------

                              Plan of Acquisition

                                    EXHIBIT B

                          ADVANCED CYBER SECURITY, INC.

                              FINANCIAL STATEMENTS

                       AND ACCOUNTANTS' COMPILATION REPORT

             FOR THE INTERIM PERIOD JUNE 22, 2004 TO AUGUST 4, 2004



                                    CONTENTS
                                    --------

FINANCIAL STATEMENTS:                                                      PAGE

     Balance Sheet ......................................................... 46

     Statement of Operations and Retained Earnings ......................... 47

     Statement of Cash Flows ............................................... 48

     Notes to Financial Statements ......................................... 49

                          ADVANCED CYBER SECURITY, INC.

                                 BALANCE SHEET
                                 AUGUST 4, 2004
                                 --------------


                                     ASSETS
                                     -------
ASSETS:
   Prepaid sponsored reseach agreement                            $    50,000
   License agreement                                                  150,000
                                                                 ------------

         TOTAL ASSETS                                             $   200,000
                                                                 ============



                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------
LIABILITIES:                                                      $         -

STOCKHOLDERS' EQUITY:
   Common stock, $1 par value; 1,000,000 shares authorized,
       1,000 issued and outstanding                                     1,000
   Additional paid in capital                                         199,000
   Retained earnings                                                        -
                                                                 ------------

         Total stockholders' equity                                   200,000
                                                                 ------------

         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $   200,000
                                                                 ============

                          ADVANCED CYBER SECURITY, INC.
                  STATEMENT OF OPERATIONS AND RETAINED EARNINGS
             FOR THE INTERIM PERIOD JUNE 22, 2004 TO AUGUST 4, 2004



REVENUE                                                           $         -

EXPENSES:
                                                                 ------------

NET LOSS BEFORE INCOME TAX                                                  -

PROVISION FOR INCOME TAX                                                    -
                                                                 ------------

NET LOSS                                                                    -


RETAINED EARNINGS, JUNE 22, 2004                                            -
                                                                 ------------

RETAINED EARNINGS, AUGUST 4, 2004                                 $         -
                                                                  ===========

                          ADVANCED CYBER SECURITY, INC.
                             STATEMENT OF CASH FLOWS
             FOR THE INTERIM PERIOD JUNE 22, 2004 TO AUGUST 4, 2004


OPERATING ACTIVITIES:
     Net loss                                                     $         -
     Adjustments to reconcile net loss to net cash
         provided by operating activities -
           Prepaid Sponsored Reseach Agreement                        (50,000)
           License agreement                                         (150,000)

                                                                 ------------
                Net cash used by operating activities                (200,000)
                                                                 ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from capital contributions                               200,000
                                                                 ------------
                Net cash provided by financing activities             200,000
                                                                 ------------

NET INCREASE IN CASH                                                        -

CASH AT JUNE 22, 2004                                                       -
                                                                 ------------
CASH AT AUGUST 4, 2004                                            $         -
                                                                 ============

                          ADVANCED CYBER SECURITY, INC.
                          NOTES TO FINANCIAL STATEMENTS
             FOR THE INTERIM PERIOD JUNE 22, 2004 TO AUGUST 4, 2004



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
-----------------------------------------------------

     FORMATION -
          The Corporation was formed under the laws of the State of Florida on June 22, 2004 Utek Corporation owns 100% of the outstanding common stock.

     ACCOUNTING BASIS -
          The financial statements were prepared on the accrual basis of accounting.

                              Plan of Acquisition

                                   EXHIBIT C

                          MANAKOA SERVICES CORPORATION

                               Current Form 10-KSB
                  For the Fiscal Year Ending December 31, 2003
                         Including Financial Statements
                        Filed with SEC on April 16, 2004